                                                                     EXHIBIT 4.2


                                   $75,000,000

                      OMNIBUS CREDIT AND GUARANTY AGREEMENT

                          DATED AS OF DECEMBER 30, 2003

                                      AMONG

                                      TODCO

                                   AS BORROWER

                                       AND

                           THE GUARANTORS NAMED HEREIN

                                  AS GUARANTORS

                                       AND

                            THE LENDERS NAMED HEREIN

                                   AS LENDERS

                                       AND

                          THE INSTITUTION NAMED HEREIN

                                 AS ISSUING BANK

                                       AND

                                 CITIBANK, N.A.

                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

                                       AND

                         CITIGROUP GLOBAL MARKETS, INC.

                      AS LEAD ARRANGER AND SOLE BOOK RUNNER



                        TODCO - Omnibus Credit Agreement

                                TABLE OF CONTENTS

SECTION                                                                                                         PAGE
                                     ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms...............................................................................1
SECTION 1.02. Computation of Time Periods; Other Definitional Provisions.........................................22
SECTION 1.03. Accounting Terms...................................................................................22
SECTION 1.04. Governing Language.................................................................................22

                       ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances and the Letters of Credit.............................................................23
SECTION 2.02. Making the Advances................................................................................24
SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit.................................25
SECTION 2.04. Repayment of Advances..............................................................................27
SECTION 2.05. Termination or Reduction of the Commitments........................................................28
SECTION 2.06. Prepayments; Cash Collateralization................................................................28
SECTION 2.07. Interest...........................................................................................30
SECTION 2.08. Fees...............................................................................................31
SECTION 2.09. Conversion of Advances.............................................................................32
SECTION 2.10. Increased Costs, Etc...............................................................................32
SECTION 2.11. Payments and Computations..........................................................................34
SECTION 2.12. Taxes..............................................................................................35
SECTION 2.13. Sharing of Payments, Etc...........................................................................38
SECTION 2.14. Use of Proceeds....................................................................................38
SECTION 2.15. Evidence of Debt...................................................................................38
SECTION 2.16. Lender Substitution Right..........................................................................39

                        ARTICLE III CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01. Conditions Precedent to Initial Extension of Credit................................................40
SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal....................................44
SECTION 3.03. Determinations Under Section 3.01..................................................................45

                                      ARTICLE IV REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower and the other Credit Parties........................45

                                      ARTICLE V COVENANTS OF THE CREDIT PARTIES

SECTION 5.01. Affirmative Covenants..............................................................................54
SECTION 5.02. Negative Covenants.................................................................................62
SECTION 5.03. Financial Covenants................................................................................70



                        TODCO - Omnibus Credit Agreement

                                            ARTICLE VI EVENTS OF DEFAULT

SECTION 6.01. Events of Default..................................................................................71
SECTION 6.02. Actions in Respect of the Letters of Credit upon Default...........................................73

                                               ARTICLE VII THE AGENTS

SECTION 7.01. Authorization and Action...........................................................................74
SECTION 7.02. Agents' Reliance, Etc..............................................................................74
SECTION 7.03. Citibank and Affiliates............................................................................75
SECTION 7.04. Lender Party Credit Decision.......................................................................75
SECTION 7.05. Indemnification....................................................................................75
SECTION 7.06. Successor Agents...................................................................................76
SECTION 7.07. Lead Arranger; Book Runner.........................................................................77

                                                ARTICLE VIII GUARANTY

SECTION 8.01. Guaranty...........................................................................................77
SECTION 8.02. Guaranty Absolute..................................................................................78
SECTION 8.03. Waiver and Acknowledgment..........................................................................79
SECTION 8.04. Continuing Guaranty; Assignments...................................................................80
SECTION 8.05. Waiver of Subrogation..............................................................................80
SECTION 8.06. Subordination......................................................................................81
SECTION 8.07. Representations and Warranties.....................................................................82
SECTION 8.08. Covenants..........................................................................................82
SECTION 8.09. Indemnification....................................................................................82

                                              ARTICLE IX MISCELLANEOUS

SECTION 9.01. Amendments, Etc....................................................................................83
SECTION 9.02. Notices, Etc.......................................................................................84
SECTION 9.03. No Waiver; Remedies................................................................................86
SECTION 9.04. Costs and Expenses.................................................................................86
SECTION 9.05. Right of Set-off...................................................................................87
SECTION 9.06. Binding Effect.....................................................................................88
SECTION 9.07. Assignments and Participations.....................................................................88
SECTION 9.08. Execution in Counterparts..........................................................................92
SECTION 9.09. No Liability of Each Issuing Bank..................................................................92
SECTION 9.10. Confidentiality....................................................................................92
SECTION 9.11. Release of Collateral..............................................................................94
SECTION 9.12. Jurisdiction, Etc..................................................................................94
SECTION 9.13. Governing Law......................................................................................95
SECTION 9.14. Waiver of Jury Trial...............................................................................95



                        TODCO - Omnibus Credit Agreement

SCHEDULES

Schedule I                 -      Commitments and Applicable Lending Offices
Schedule II                -      Guarantors

Schedule 4.01(n)           -      Employee Benefit Plans
Schedule 4.01(p)           -      Subsidiaries
Schedule 4.01(r)(ii)       -      Open Years
Schedule 4.01(r)(viii)     -      Un-filed Tax Returns
Schedule 4.01(s)           -      Surviving Debt and Operating Lease Obligations
Schedule 4.01(t)           -      Liens
Schedule 4.01(u)           -      Owned Real Property
Schedule 4.01(v)           -      Leased Real Property
Schedule 4.01(w)           -      Investments
Schedule 4.01(x)           -      Material Contracts
Schedule 4.01(y)           -      Vessels
Schedule 5.02(c)(vi)       -      Contingent Obligations


EXHIBITS

Exhibit A         -    Form of Note
Exhibit B         -    Form of Notice of Borrowing
Exhibit C         -    Form of Assignment and Acceptance
Exhibit D-1       -    Form of Security Agreement
Exhibit D-2       -    Form of Vessel Mortgage
Exhibit D-3       -    Form of Assignment of Earnings
Exhibit D-4       -    Form of Assignment of Insurances
Exhibit D-5       -    Form of Master Vessel Trust Agreement
Exhibit E         -    Form of Subordination Agreement
Exhibit F         -    Form of Solvency Certificate
Exhibit G-1       -    Form of Opinion of Outside Counsel to the Borrower
Exhibit G-2       -    Form of Opinion of General Counsel of the Borrower
Exhibit H-1       -    Form of Opinion of Liberian Counsel to the Borrower



                        TODCO - Omnibus Credit Agreement

                          CREDIT AND GUARANTY AGREEMENT


                  CREDIT AND GUARANTY AGREEMENT (this "AGREEMENT") dated as of December 30, 2003 among TODCO, a Delaware corporation ("TODCO"), as borrower (the "BORROWER"), each owner of a Vessel and certain present subsidiaries of the Borrower as listed on Schedule II hereto, as guarantors, and each future subsidiary of the Borrower who shall hereafter become a guarantor pursuant to
Section 5.01(k) (the "GUARANTORS"; the Borrower and the Guarantors, collectively, the "CREDIT PARTIES"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Lenders (the "LENDERS") and as the Issuing Bank (the "ISSUING BANK"), CITIBANK, N.A. ("CITIBANK"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") and collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the "COLLATERAL AGENT" and together with the Administrative Agent, the "Agents") and CITIGROUP GLOBAL MARKETS, INC. ("CGMI") as sole lead arranger (the "Lead Arranger") and book runner (the "BOOK RUNNER").

PRELIMINARY STATEMENTS:

                  The Borrower has requested that the Lenders lend to the Borrower, and that the Issuing Banks issue Letters of Credit for the account of the Borrower to provide for the working capital needs and general corporate purposes of the Borrower and the Guarantors. The Guarantors have indicated their willingness to guaranty the obligations of the Borrower, and to secure their guaranty by granting first preferred ship mortgages and other collateral, as herein provided. The Lenders have indicated their willingness to agree to lend such amounts, and the Issuing Banks have indicated their willingness to agree to issue such Letters of Credit, on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADDITIONAL AMOUNT" has the meaning specified in Section 2.12(a).

                  "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Citibank at its office in New York,



                        TODCO - Omnibus Credit Agreement

         New York, at such address as the Administrative Agent shall specify in writing to the Lender Parties.

                  "ADVANCE" means a Revolving Credit Advance or a Letter of Credit Advance.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 50% or more of the Voting Interests of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                  "AGENT" means the Administrative Agent or the Collateral
         Agent.

                  "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by the Borrower or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination and
         (ii) the Borrower or Subsidiary was the sole "Affected Party"; or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Borrower or Subsidiary of the Borrower party to such Hedge Agreement based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the marked-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Borrower or Subsidiary of the Borrower party to such Hedge Agreement as the amount, if any, by which (i) the present value of the future cash flows to be paid by the Borrower or Subsidiary exceeds (ii) the present value of the future cash flows to be received by the Borrower or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

                  "APPLICABLE L/C SUBLIMIT" means $30,000,000, as such amount may be reduced from time to time pursuant to Section 2.05(a).

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "APPLICABLE MARGIN" means, subject to the provisions of
         Section 2.07(b), (i) in the case of Base Rate Advances, 2.5% per annum, and (ii) in the case of Eurodollar Rate Advances, 3.5% per annum, and
         (iii) in the case of the Available Amount of Letters of Credit, 3.5% per annum.

                  "APPLICABLE SUBLIMIT" means the Applicable Working Capital Sublimit or the Applicable L/C Sublimit.



                        TODCO - Omnibus Credit Agreement

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                                       3


                  "APPLICABLE WORKING CAPITAL SUBLIMIT" means $75,000,000, as such amount may be reduced from time to time pursuant to Sections 2.05
         (a) or (b).

                  "APPROVED FUND" means any Fund that is administered or managed by (i) a Lender Party, (ii) an Affiliate of a Lender Party or (iii) an entity or an Affiliate of an entity that administers or manages a Lender Party.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

                  "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "AVAILABLE L/C SUBLIMIT" means in the case of the Borrower, collectively, the Applicable L/C Sublimit minus the sum of the aggregate Available Amount of all Letters of Credit issued for the account of the Borrower and outstanding at such time plus the aggregate principal amount of all outstanding Letter of Credit Advances made for the account of the Borrower.

                  "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest announced publicly by
                  Administrative Agent, from time to time, as its prime rate in effect at its principal office; and

                           (b) 1/2 of 1% per annum above the Federal Funds Rate.

                  "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i).

                  "BORROWER" has the meaning specified in the recital of parties to this Agreement.

                  "BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Lenders.

                  "BORROWING BASE" means, on any date of determination, the lesser of (i) 20% of Orderly Liquidated Value and (ii) the sum of 10% of OLV plus 80% of the Credit Parties' U.S. accounts receivable less than ninety (90) days aged, net of any general or specific provision for bad debt associated with such U.S. accounts receivable.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.



                        TODCO - Omnibus Credit Agreement

                  "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period (including without limitation by way of acquisition of securities of a Person or incurring obligation under a Capitalized Lease or Financing Lease) for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year; provided, however, that the amount of Capital Expenditures for such period attributable to Capitalized Leases shall be limited to the amount actually paid on such Capitalized Leases during such period.

                  "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CASH EQUIVALENTS" means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency thereof) and repurchase agreements in respect of any such obligations in each case maturing within 360 days from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "Prime-1" (or then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.; (c) investments in (i) certificates of deposit, bankers' acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of (A) any commercial bank organized under the laws of the United States of America or any State thereof and comparable in credit quality to the investments permitted under the preceding clause (b), or (B) any Lender, provided, that such certificates of deposit, bankers' acceptances, time deposits and money market accounts shall only be with commercial banks which have a combined capital and surplus and undivided profits of not less than $250,000,000 or (ii) Eurocurrency time deposits maturing within 180 days from the date of acquisition thereof with any branch or office of (A) any commercial bank organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development, and comparable in credit quality to the investments permitted under the preceding clause (b), or (B) any Lender; (d) in the case of any Credit Party, any Subsidiary or branch of any Credit Party located in a jurisdiction outside the United States of America, or to the extent reasonably required in the judgment of the Borrower in connection with any business conducted in any such jurisdiction, investments comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in such jurisdiction; (e) other investment instruments approved in writing by the Required Lenders and offered by financial



                        TODCO - Omnibus Credit Agreement
         institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000; and (f) investments in money market or similar funds the assets of which consist only of the types referred to any of the preceding clauses (a) through (e) or otherwise rated AAA by any of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "CGMI" has the meaning specified in the recital of parties to this Agreement.

                  "CHANGE OF CONTROL" means the occurrence of any of the following after the date that Transocean (or any successor of Transocean) and its Affiliates collectively cease to have beneficial ownership (within the meaning of Rule 13-d of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing more than 50% of the combined voting power of all Voting Interests of the
         Borrower: (a) any Person or two or more Persons acting in concert (other than Transocean and its Subsidiaries) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
         1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 40% or more of the combined voting power of all Voting Interests of the Borrower; or (b) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors of the Borrower ("Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director, if, in each case, such other director's nomination for election or appointment to the board of directors of the Borrower is recommended or approved by at least a majority of then Continuing Directors); or (c) any Person or two or more Persons acting in concert shall have acquired by contract (to which the Borrower is a party), or shall have entered into a contract or arrangement (in each case, to which the Borrower is a party) that, upon consummation, will result in its or their acquisition of control over Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 40% or more of the combined voting power of all Voting Interests of the Borrower, and such contract or arrangement does not have as a condition to closing either (x) the payment in full of all Advances, the termination of this Agreement and the cash collateralization of all outstanding letters of credit in accordance with this Agreement, or (y) the grant of consent to such transaction by the Administrative Agent on behalf of the Required Lenders under this Agreement; or (d) the Borrower shall cease to own, directly or indirectly, 100% of the Equity Interests in each other Credit Party pursuant to a sale or transfer which is not otherwise permitted hereunder; provided, however, that "a Change of Control" shall not include the acquisition of Voting Interests in the Borrower or change in Continuing Directors resulting from (i) any IPO in accordance with the IPO



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

         Transactions or any subsequent public offering (including any firm-commitment underwritten offering) of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) by Transocean and its Subsidiaries, and (ii) any distribution or transfer of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) by Transocean to Transocean shareholders (whether by way of dividend or exchange offer).

                  "CITIBANK" has the meaning specified in the recital of parties to this Agreement.

                  "CLOSING DATE" means the date of this Agreement.

                  "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or, as specifically contemplated by this Agreement or any Collateral Document, is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "COLLATERAL DOCUMENTS" means each Security Agreement, the Vessel Mortgages, the Assignments of Earnings and the Assignments of Insurances and any other agreement entered into pursuant to this Agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "COLLATERAL GRANTOR" means any Subsidiary of the Borrower that is or becomes party to any Collateral Document.

                  "COMMITMENT" means a Revolving Commitment or a Letter of Credit Commitment.

                  "CONFIDENTIAL INFORMATION" means information furnished by or on behalf of any Credit Party to any Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public (other than as a result of a disclosure by any Agent or Lender Party or any officer, director, employee, consultant, Affiliate or director or officer of Affiliate, agent or other representative of any Agent or Lender Party) or that is or becomes available to such Agent or such Lender Party on a non-confidential basis from a Person (other than the Credit Parties or any of their respective Subsidiaries, officers, directors, employees, consultants, Affiliates or directors or officers of Affiliates, agents or other representatives) who is not prohibited from disclosing such information to such Agent or Party by a contractual, legal or fiduciary obligation to any of the Credit Parties or any of their respective Subsidiaries, officers, directors, employees, consultants, Affiliates or directors or officers of Affiliates, agents or other representatives.

                  "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                  "CONTINGENT OBLIGATION" means, with respect to any Person, any obligation or arrangement of such Person to guarantee or having the effect of guaranteeing any Debt



                        TODCO - Omnibus Credit Agreement
         for Borrowed Money, Capitalized Leases, dividends or other payment obligations (other than performance guaranties that are required by the terms of a contract) ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor for such primary obligations, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "CONTRACTUAL OBLIGATION" means, as to any person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

                  "CREDIT AGREEMENT GUARANTOR'S SUPPLEMENT" has the meaning set forth in Section 5.01(k).

                  "CREDIT PARTIES" has the meaning specified in the recital of parties to this Agreement.

                  "DEBT" of any Person means (a) all Debt for Borrowed Money,
         (b) all obligations of such Person for the deferred purchase price of property or services (excluding trade accounts payable not overdue by more than 90 days (c) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under Capitalized Leases, (f) all obligations of such Person under acceptance, letter of credit or



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
         similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any return of investment capital in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person in respect of Debt for Borrowed Money and (j) all indebtedness and other payment obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations.

                  "DEBT FOR BORROWED MONEY" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a balance sheet of such Person and its Subsidiaries.

                  "DEFAULT" means any Event of Default or any event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify in writing to the Borrower and the Administrative Agent.

                  "EBITDA" means, for any Person for any period, GAAP net income (or loss), plus to the extent included in determining net income and without duplication, the sum of (a) non-cash pension plan losses (less non-cash pension plan gains) and expenses (except to the extent such expenses are funded in cash or other property of such Person), (b) any aggregate net gain or any aggregate net loss from the sale, exchange or other disposition of capital assets of such Person, (c) extraordinary items, (d) income attributable to minority interests in such Person, net of cash distributed to the holders of such minority interests, (e) interest expense, (f) taxes, (g) depreciation, (h) amortization, (i) other non-cash charges (including impairment loss on long-lived assets), (j) fees and expenses related to the negotiation and documentation of the Transaction.

                  "EFFECTIVE DATE" means the date of the Initial Extension of Credit.

                  "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) any Affiliate of a Lender, (iii) an Approved Fund, (iv) a direct or indirect wholly owned Subsidiary of any Lender or the controlling corporation of such Lender; (v) any commercial bank organized under the laws of the United States, or any State thereof, and having combined capital and surplus in excess of $1,000,000,000; (vi) any commercial bank organized under the laws of any other



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                                       9


         country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having combined capital and surplus in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this clause (vi); (vii) any other Person approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee; and (viii) any Federal Reserve Bank.

                  "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "ENVIRONMENTAL LAW" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or published judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "ENVIRONMENTAL PERMIT" means, with respect to any Person, any permit, approval, identification number, license or other authorization required to be held by such Person under any Environmental Law applicable to such Person.

                  "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or net profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or net profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or net profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or net profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.



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                                       10


                  "ERISA AFFILIATE" means, with respect to any Person (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Sections 414(m) or 414(o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of the Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower or such Subsidiary and with respect to liabilities arising after such period for which the Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means any of the following: (a) (i) a "reportable event," as defined in Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC by regulation, or (ii) in the case of a "contributing sponsor," as defined in Section 4001(a)(13) of ERISA, of a Plan to which the requirements of Section 4043(b) of ERISA apply, a reasonable expectation that an event described in paragraph (9),
         (10), (11), (12) or (13) of Section 4043(c) of ERISA will or may occur with respect to such Plan within the following 30 days; (b) (i) the failure to satisfy the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Plan (whether or not waived), or (ii) the failure to pay before the due date thereof a required installment under Section 412(m) of the Internal Revenue Code with respect to any Plan, or (iii) the failure to pay when due a required contribution to a Multiemployer Plan or (iv) the filing of an application for a waiver of the minimum funding standard of Section 412 of the Internal Revenue Code with respect to a Plan; (c) (i) the provision by the administrator of any Plan, pursuant to Section 4041(a)(2) of ERISA, of a notice of intent to terminate such Plan, or
         (ii) the termination of any Plan; (d) the cessation of operations at a facility of any Credit Party or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Credit Party or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA; (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA or the occurrence of any event or condition which constitutes grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (h) the imposition of liability on any Credit Party or any of its ERISA Affiliates pursuant to Section 4069 of ERISA or by reason of the application of
         Section 4212(c) of ERISA; or (i) (i) the withdrawal of any Credit Party or any of its ERISA Affiliates in a "complete withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from any Multiemployer Plan resulting in liability, or (ii) the receipt by any Credit Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; or (j) any act or omission which is reasonably likely to give rise to the imposition on any Credit



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                                       11


         Party of a fine, penalty, tax or other charge under Chapter 43 of the Internal Revenue Code or under Section 409, 502(c), 502(i), 502(l) or 4071 of ERISA with respect to any Plan; or (k) the receipt by any Credit Party of notice of the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof or against any Credit Party with respect to any Plan; or (l) the receipt by any Credit Party or any of its ERISA Affiliates of notice of the imposition of a Lien under Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Plan.

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify in writing to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided, that if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period; or if unavailable, such other rate as the Agent may reasonably determine.

                  "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

                  "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to



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                                       12


         any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                  "FACILITY" means the Revolving Credit Facility or the Letter of Credit Facility.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FINANCING LEASE" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "FISCAL YEAR" means a fiscal year of the Borrower ending on December 31 in any calendar year.

                  "FIXED CHARGE COVERAGE RATIO" means, for any Person as of any calculation date, the ratio of (a) Consolidated EBITDA for the preceding twelve (12) fiscal months minus Capital Expenditures during such period to (b) Consolidated cash interest (excluding any cash interest on Transocean Debt funded in accordance with the Subordination Agreement by the Borrower or any of its Subsidiaries in the Transocean Group, but including any liabilities of the Borrower to Transocean under the Tax Sharing Agreement) required to be paid on all Debt for Borrowed Money by such Person and its Subsidiaries during such period.

                  "FUND" means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "GAAP" has the meaning specified in Section 1.03.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEED OBLIGATIONS" has the meaning specified in Section 8.01(a).

                  "GUARANTY" means the Guaranty provided by the Guarantors in
         Article VIII.



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                                       13


                  "GUARANTORS" means the Guarantors party to this Agreement on the day hereof, together with each of the other Subsidiaries of the Borrower that shall become a guarantor pursuant to Section 5.01(k).

                  "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "HEDGE AGREEMENT" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

                  "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).

                  "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

                  "INITIAL ISSUING BANKS", "INITIAL LENDER PARTIES" and "INITIAL LENDERS" each means such parties initially listed as such Issuing Bank or Lender in the signature pages to this Agreement on the date hereof.

                  "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and subject to the provisions of Section 2.09(b). The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) The Borrower may not select any Interest Period
                  with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                           (b) Interest Periods commencing on the same date for
                  Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;



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                                       14


                           (c) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "DEBT" in respect of such Person.

                  "IPO" means the initial public offering of shares of the Borrower by Transocean and its subsidiaries.

                  "IPO REGISTRATION STATEMENT" means the registration statement of the Borrower on Form S-1 to effect the IPO as declared effective by the Securities and Exchange Commission.

                  "IPO TRANSACTIONS" means (a) the execution, delivery and performance of the following agreements (substantially in the form received from the Borrower by the Administrative Agent and the Lenders on or before the date of this Agreement) between Borrower and its Subsidiaries, on the one hand, and Transocean and its Affiliates, on the other, to be entered into in connection with the IPO: (i) the Master Separation Agreement (the "MASTER SEPARATION AGREEMENT"), (ii) the Tax Sharing Agreement (the "TAX SHARING AGREEMENT"), (iii) the Transition Services Agreement, (iv) the Employee Matters Agreement, and
         (v) the Registration Rights Agreement (such agreements collectively referred to as the "SEPARATION AGREEMENTS") and (b) the amendment of the certificate of incorporation and by-laws of the Borrower and the reclassification of Borrower's common stock as contemplated in the IPO Registration Statement (the "Charter Amendments"), (c) the adoption of a stockholder rights plan (substantially in the form received by Lenders), (d) the execution, delivery and performance of an underwriting agreement (substantially in the form received by Lenders) in connection with the IPO, (e) the exchange in connection with the IPO of Voting Interests of the Borrower for Debt held by Transocean and its Affiliates, (f) the adoption of a long term



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                                       15


         incentive plan, (g) the execution, delivery and performance of indemnification agreements with directors and officers of the Borrower, and (h) intercompany agreements which are substantially similar to the Separation Agreements or the indemnity provisions set forth therein to be applicable to the period prior to the IPO Closing Date (the "Pre-IPO Separation Agreements"); provided that the applicable Separation Agreements, Charter Amendments, stockholder rights plan, underwriting agreement, long term incentive plan, indemnification agreement and Pre-IPO Separation Agreements are either in substantially the form delivered by the Borrower to the Administrative Agent and Lenders on or before the date of this Agreement or in a Permitted Amended Form. As used in the preceding sentence, "PERMITTED AMENDED FORM" shall mean the form delivered to the Lenders on the date of this Agreement together with (i) in the event the IPO closing date is on or prior to May 14, 2004, changes, additions or deletions thereto that are not reasonably likely to have a Material Adverse Effect, and (ii) in the event the IPO closing date is after May 14, 2004, changes, additions or deletions thereto that are not reasonably likely to result in a breach of this Agreement or other Loan Documents by the Credit Parties or impair the Credit Parties' ability perform their obligations, or the rights and remedies of the Lenders, under the Loan Documents except to the extent that the written consent has been obtained of the Administrative Agent on behalf of the Required Lenders under this Agreement.

                  "ISSUING BANKS" means each Initial Issuing Bank and any other Lender approved as an Issuing Bank by the Administrative Agent and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank, Lender or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

                  "L/C CASH COLLATERAL ACCOUNT" means any collateral account maintained to cash collateralize Letters of Credit as required under this Agreement.

                  "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(b)(ii).

                  "LENDER PARTY" means any Lender or any Issuing Bank.

                  "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

                  "LETTER OF CREDIT ADVANCE" means an advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c).

                  "LETTER OF CREDIT AGREEMENT" has the meaning specified in
         Section 2.03(a).



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                                       16


                  "LETTER OF CREDIT COMMITMENT" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the aggregate amount of each Issuing Bank's Letter of Credit Commitments at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "LETTERS OF CREDIT" has the meaning specified in Section 2.01(b).

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property; provided, however that for the avoidance of doubt, the interest of a Person as owner or lessor under charters or leases of property shall not constitute "Liens" on or in respect of such property.

                  "LOAN DOCUMENTS" means (i) this Agreement, (ii) the Notes,
         (iii) the Collateral Documents, (iv) each Letter of Credit Agreement, and (v) the Subordination Agreement entered into pursuant to this Agreement.

                  "MARGIN STOCK" has the meaning specified in Regulation U.

                  "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and the Credit Parties, taken as a whole, excluding, (i) solely with respect to prospects, in any case, any fact or circumstance (including the occurrence or nonoccurrence of any event) relating to the economy or financial markets generally, or (ii) any change arising out of the IPO Transactions as reflected in the Separation Agreements and the Borrower's Amendment No. 6 to Form S-1 Registration Statement Under the Security Act of 1933, filed with the Securities and Exchange Commission on December 12, 2003, provided to the Administrative Agent on or before the date of this Agreement.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and the Credit Parties, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Loan Document or related document or (c) the ability of any Credit Party to perform its obligations, taken as a whole, under any Loan Document or related document to which it is or is to be a party, excluding, (i) solely with respect to prospects, in any case under clause (a), any fact or circumstance (including the occurrence or nonoccurrence of any event) relating to the economy or financial markets generally, or (ii) any change arising out of the IPO Transactions as reflected in the


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                                       17


         Separation Agreements and the Borrower's Amendment No. 6 to Form S-1 Registration Statement Under the Security Act of 1933, filed with the Securities and Exchange Commission on December 12, 2003, provided to the Administrative Agent on or before the date of this Agreement.

                  "MATERIAL CONTRACT" means, with respect to a Person, each contract to which such Person is a party involving aggregate consideration remaining to be paid to or by such Person of $10,000,000 or more and which remains executory in whole or in part, but excluding any agreements relating to Surviving Debt.

                  "MAXIMUM AMOUNT" means (a) during the period to but excluding December 30, 2004, $75,000,000 and (b) on and after December 30, 2004, $60,000,000.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan," as defined in Section 4001(3) of ERISA, to which the Borrower or any of its ERISA Affiliates makes or made contributions or is or was required to make contributions.

                  "MULTIPLE EMPLOYER PLAN" means a "single employer plan," as defined in Section 4001(a)(15) of ERISA which is or was maintained for employees of the Borrower or any of its ERISA Affiliates and at lease one other Person (other than the Borrower or an ERISA Affiliate of the Borrower).

                  "NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances and Letter of Credit Advances made by such Lender.

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                  "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

                  "NOTICE OF NON-RENEWAL" has the meaning specified in Section 2.01(b).

                  "NPL" means the National Priorities List under CERCLA.

                  "OPEN YEAR" has the meaning specified in Section 4.01(r)(ii).

                  "OLV" and "ORDERLY LIQUIDATED VALUE" mean the Dollar value of Vessels subject to a Vessel Mortgage, determined as herein provided from time to time by R.S. Platou (USA) Inc. or another independent appraiser selected by the Administrative Agent and, provided no Default or Event of Default has occurred and is continuing, approved by Borrower (such approval not to be unreasonably withheld). "OLV" shall be determined by the appraiser on the basis of the value that would be realized from an open market cash sale between a willing and knowledgeable seller under time duress and a willing, knowledgeable and able buyer who is an end-user of the equipment. The seller time- duress is a function of a presumed sale within 180 days, with equipment sold on an "as-is where-is" basis, with buyer assuming dismantling and removal costs. Value is to be discounted for assembling, cleaning, security, advertising, brokerage and other such



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                                       18


         disposal costs and expenses incurred in achieving liquidation recovery (but excluding any loan amortization, legal fees and other professional fees). For purposes of determining OLV, the value of each Vessel that suffers an Event of Loss (as defined in the applicable Vessel Mortgage) shall be zero (0).

                  "OTHER TAXES" has the meaning specified in Section 2.12(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "PERMITTED ENCUMBRANCES" has the meaning specified in the Collateral Documents.

                  "PERMITTED LIENS" means, to the extent not required to be removed or discharged under the terms of a Collateral Document, such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or, if commenced, have been stayed and involve no risk of loss or sale of Collateral: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(n); (b) Liens imposed by law, such as landlord's, materialmen's, mechanics', carriers', workmen's and repairmen's Liens, maritime Liens and other similar Liens arising in the ordinary course of business securing obligations not yet past due that, individually or together with all other Permitted Liens outstanding on any date of determination, do not materially affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation unemployment insurance or social security laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) Permitted Encumbrances; (f) Liens to secure the performance of bids, trade contracts (other than for Debt), leases (other than Capitalized Leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (g) Liens created pursuant to the Collateral Documents and (h) Liens with respect to joint ventures or other similar arrangements to secure the obligations of one joint venture party to another, provided, that such Liens do not secure Debt.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "PLEDGED EQUITY" has the meaning specified in the Security Agreement.

                  "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests



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                                       19


         issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                  "PRO RATA SHARE" of any amount means, with respect to any Lender at any time, the product of such amount multiplied by a fraction the numerator of which is the amount of such Lender's Revolving Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Revolving Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

                  "RECEIVABLES" means all Receivables referred to in Section 1(c) of the Security Agreement.

                  "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or obligation, any such Equity Interest, Debt, right or obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "REGISTER" has the meaning specified in Section 9.07(d).

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least 50% in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and
         (c) the aggregate Unused Revolving Commitments at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to Issuing Banks and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Commitments.

                  "RESPONSIBLE OFFICER" means any of the chief executive officer, chief financial officer, treasurer or general counsel of the Borrower, its Subsidiaries or any other Credit Party, as the case may be.

                  "REQUIREMENT OF LAW" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "REVOLVING COMMITMENT" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Commitment" or, if such Lender has entered into one or more Assignment



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                                       20


         and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Revolving Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "REVOLVING CREDIT ADVANCE" has the meaning specified in
         Section 2.01(a).

                  "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Lenders' Revolving Commitments at such time.

                  "SECURED OBLIGATIONS" has the meaning specified in the Collateral Documents.

                  "SECURED PARTIES" means the Agents and the Lender Parties.

                  "SECURITY AGREEMENT" has the meaning specified in Section 3.01(b)(ii).

                  "SINGLE EMPLOYER PLAN" means a "single employer plan," as defined in Section 4001(a)(15) of ERISA, which is or was maintained for employees of the Borrower or any of its ERISA Affiliates (and not for employees of any Person other than the Borrower and its ERISA Affiliates).

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SUBLIMIT AVAILABILITY" means, with respect to the Borrower under the Applicable Working Capital Sublimit at any time, (a) such Applicable Working Capital Sublimit at such time minus (b) the sum of the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made for the account of the Borrower and outstanding at such time.

                  "SUBORDINATION AGREEMENT" means that subordination agreement dated as of the date hereof, by Transocean, the Transocean Entities therein named and the Borrower in favor of the Administrative Agent, substantially in the form of Exhibit E hereto.

                  "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of


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

                                       21


         the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "SURVIVING DEBT" means Debt of each Credit Party immediately before and after giving effect to the Transaction.

                  "TANGIBLE NET WORTH" means for any Person at any time (a) the sum without duplication, to the extent shown on such Person's balance sheet, of (i) the amount of issued and outstanding share capital, but less the cost of treasury shares, plus (ii) the amount paid in capital and retained earnings, less (b) intangible assets as determined in accordance with GAAP.

                  "TAXES" has the meaning specified in Section 2.12(a).

                  "TERMINATION DATE" means the earlier of (a) December 30, 2005, and (b) the date of termination in whole of the Revolving Commitments and the Letter of Credit Commitments pursuant to Section 2.05 or 6.01.

                  "TOTAL CAPITALIZATION" means the sum of the Total Debt and Tangible Net Worth of a Person and its Subsidiaries.

                  "TOTAL DEBT" means for any Person at any time the total Debt of such Person and its Subsidiaries.

                  "TOTAL L/C EXPOSURE" means the sum of (a) the aggregate Available Amount of all Letters of Credit issued for the account of the Borrower and outstanding at such time plus (b) the aggregate principal amount of all Letter of Credit Advances made for the account of the Borrower.

                  "TRANSACTION" means the transactions contemplated by the Loan Documents.

                  "TRANSOCEAN" means Transocean Inc.

                  "TRANSOCEAN DEBT" means Debt for Borrowed Money owed by the Borrower to any of the Transocean Group as described in Section 5.02(a)(vi) hereof and as subordinated in accordance with the terms of the Subordination Agreement.

                  "TRANSOCEAN GROUP" means Transocean and its Subsidiaries other than the Borrower and its Subsidiaries.

                  "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.



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                                       22


                  "UNUSED REVOLVING COMMITMENT" means, with respect to any Lender at any time, (a) such Lender's Revolving Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus
         (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by each Issuing Bank pursuant to Section 2.03(c) and outstanding at such time.

                  "VESSEL" means any of, and "VESSELS" means all those rigs and barges listed on Schedule 4.01(y) attached hereto and each such other vessel that from time to time is subject to a Vessel Mortgage.

                  "VESSEL MORTGAGES" has the meaning specified in Section 3.01(xii).

                  "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of the Borrower or in respect of which the Borrower could have liability.

                  "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in this Agreement to any of the Loan Documents shall mean and be a reference to such agreement as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles from time to time in effect in the United States consistently applied ("GAAP").

                  SECTION 1.04. Governing Language. All documents, notices and demands and financial statements to be delivered by any Person to the Administrative Agent or any Lender pursuant to this Agreement shall be in the English language.



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                                       23


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

                  SECTION 2.01. The Advances and the Letters of Credit. (a) The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the date hereof until the Business Day proceeding the Termination Date in an amount for each such Advance not to exceed the lesser of (a) such Lender's Unused Revolving Commitment at such time and (b) such Lender's Pro Rata Share of the Sublimit Availability; provided, that the sum of the aggregate amount of all outstanding Revolving Credit Advances plus Total L/C Exposure shall not exceed the Maximum Amount or the Borrowing Base at any time, provided, further, that upon giving effect to each such Advance, there shall be no breach of the requirements of Section 5.03(e). Each Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Lenders ratably according to their Revolving Commitments. Within the limits of each Lender's Unused Revolving Commitment in effect from time to time, and subject to the limits set forth above, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a).

                  (b) The Letters of Credit. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "LETTERS OF CREDIT") for the account of the Borrower and for the account of their respective Subsidiaries, Affiliates and joint ventures from time to time on any Business Day during the period from the date hereof until 15 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by such Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the Available L/C Sublimit; provided, that the sum of Total L/C Exposure plus the aggregate amount of all outstanding Revolving Credit Advances shall not exceed the Maximum Amount or the Borrowing Base at any time, provided, further, that upon giving effect to the issuance of each such Letter of Credit, there shall be no breach of the requirement of Section 5.03(e). No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than one year from the date of issuance of such Letter of Credit, but may by its terms be renewable annually for additional one-year periods if its initial term was for a period of one year, or otherwise, automatically unless such Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) and the beneficiary of such Letter of Credit on or prior to the final date for notice of non-renewal set forth in such Letter of Credit but in any event at least 30 days prior to the date of automatic renewal of its election not to renew such Letter of Credit (a "NOTICE OF NON-RENEWAL"); provided that the terms of each Letter of Credit that is automatically renewable shall (x) require each Issuing Bank that issued such Letter of Credit to give the beneficiary named in such Letter of Credit Notice of Non-Renewal and (y) permit, according to the terms thereunder, such beneficiary, upon receipt of such notice, to draw under such Letter of Credit prior to the date such Letter of Credit otherwise would have been automatically renewed. Notwithstanding the



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                                       24


foregoing, no Letter of Credit shall have an expiration date later than the day fifteen (15) days prior to the first anniversary of the Termination Date. If a Notice of Non-Renewal is given by the relevant Issuing Bank as above provided, such Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, further, that any Letter of Credit may expire after the Termination Date if, at the time of issuance or renewal, as the case may be, of such Letter of Credit, such Letter of Credit is cash collateralized in an amount equal to the amount of such Letter of Credit plus any additional amounts owing under such Letter of Credit by the deposit of such amounts in a segregated cash collateral account maintained by the Collateral Agent. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(b).

                  SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's account; provided, however, that the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by any Issuing Bank, as the case may be, and by any other Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Issuing Bank and such other Lenders for repayment of such Letter of Credit Advances.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, no Borrower may select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to comprise Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or



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                                       25


expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under
Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Administrative Agent and the applicable Issuing Bank. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, with such variations as such Issuing Bank reasonably may specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). Each such Notice of Issuance shall be accomplished by a certificate of the President or Vice-President of the Borrower (together with calculations) as required pursuant to Section 3.01(b) or Section 3.02, as the case may be. If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with


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                                       26


such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit Reports. Each Issuing Bank shall furnish
(A) to the Administrative Agent and Borrower on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

                  (c) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to such Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by each Issuing Bank which made such Advance, provided, that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or the Borrower. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.



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                  (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                  SECTION 2.04. Repayment of Advances. (a) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

                  (b) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank and each other Lender that has made a Letter of Credit Advance no later than the third Business Day following the date on which such Advance is made the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by the Borrower thereof):

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;



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                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                  SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Letter of Credit Facility and the Unused Revolving Commitments; provided, however, that each partial reduction of a Facility (i) shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof,
(ii) shall be made ratably among the Lenders in accordance with their Commitments with respect to such Facility and (iii) shall reduce one or more Applicable Sublimits, as applicable, as notified to the Administrative Agent by the Borrower in connection with such reduction. Once terminated or reduced, such Commitment may not be reinstated.

                  (b) Mandatory. The Revolving Commitments of the Lenders shall be permanently reduced in the aggregate principal amount of $15,000,000 on the first anniversary of the Closing Date, such amount to be applied ratably to reduce the Applicable Working Capital Sublimit (but not the Applicable L/C Sublimit) in accordance with each Lender's Pro Rata Share.

                  SECTION 2.06. Prepayments; Cash Collateralization. (a) Optional. The Borrower may, upon at least one Business Day's notice to the Administrative Agent in the case of Base Rate Advances and three Business Days' notice to the Administrative Agent in the case of Eurodollar Rate Advances, which notice shall in each case state the proposed date and aggregate principal amount of the prepayment, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in a minimum principal amount of $2,000,000 or an integral multiple of $250,000 in excess thereof (or the aggregate amount of all unpaid Advances, if less) and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Any such notice shall be irrevocable and the amounts indicated in any such notice shall be due and payable on the indicated date.

                  (b) Application of Net Cash Proceeds of Certain Events. The Borrower shall prepay outstanding Advances under the following circumstances as indicated below:

                           (i) If the Borrower or any of its Subsidiaries shall
                  incur any Debt for Borrowed Money which is not permitted under the provisions of Section 5.02(a) hereof and which is owing to a Person which is not an Affiliate, the Borrower shall, concurrently with receipt by the Borrower or its applicable Subsidiary of the



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                                       29


                  cash proceeds of such Debt for Borrowed Money, prepay outstanding Advances in an amount equal to 100% of such proceeds (net of reasonable closing costs paid to non-affiliated third parties).

                           (ii) If the Borrower or any other Credit Party shall
                  sell or otherwise dispose of any Mortgaged Vessel, the Borrower shall, concurrently with receipt by the Borrower or its applicable Subsidiary of the cash proceeds of such sale or other disposition, prepay outstanding Advances in an amount equal to 100% of such proceeds (net of reasonable closing costs paid to non-affiliated third parties); provided, however, that the Borrower may, with the approval of the Administrative Agent and the Required Lenders (such approval not to be unreasonably withheld), in lieu of such prepayment, provide one or more substitute Mortgaged Vessels, in accordance with the provisions of Section 5.01(l) hereof, of a comparable type and at least equivalent value (in the aggregate) to the Mortgaged Vessel sold or otherwise disposed of.

                           (iii) If the Borrower or any of its Subsidiaries
                  shall issue or sell any equity interests in and to the Borrower or any of its Subsidiaries (excluding any sales of equity interests under the exercise of options under an employee stock option plan or parent equity investments) and the cash proceeds realized from such issuance or sale are not reemployed for acquisition or other corporate purposes within 270 days of receipt, the Borrower shall prepay outstanding Advances in an amount equal to such cash proceeds (net of reasonable closing costs paid to non-affiliated third parties) which are not so reemployed.

                           (iv) If the Borrower or any of its Subsidiaries or
                  Affiliates shall receive any payment on account of the Delta Towing Debt (defined below in Section 5.01(c)(iv) ) that singly or in the aggregate exceeds the sum of $10,000,000, then the Borrower shall prepay outstanding Advances in an amount equal to such excess over the sum of $10,000,000.

                           (v) If a Mortgaged Vessel shall be subject to an
                  Event of Loss (as defined in the Vessel Mortgages), the aggregate cash proceeds of insurance in respect of such loss received by any of the Credit Parties or the Collateral Agent under this Agreement shall be used to prepay outstanding Advances in an amount equal to such cash proceeds of insurance and so long as no Default or Event of Default has occurred and is continuing, any remainder received by the Collateral Agent shall be released to the relevant Guarantor.

                  (c) Mandatory Prepayment and Cash Collateralization. (i) On the first Business Day following the first anniversary of the Closing Date, the Borrower shall prepay the Advances and cash collateralize the Letters of Credit (in the manner provided in the proviso of the penultimate sentence of Section 2.01(b)), as the case may be, ratably in an amount equal to the excess, if any, of (A) the sum of the outstanding principal amount of the Advances and Available Amount of the outstanding Letters of Credit, over (B) the Maximum Amount.



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                           (ii) On or before the second Business Day after the
                  date of determination of any breach of Section 5.03(e), the Borrower shall prepay the Advances and cash collateralize the Letters of Credit (in the manner provided in the proviso of the penultimate sentence of Section 2.01(b)), as the case may be, ratably in such amount as shall be required to effect compliance with requirements of Section 5.03(e).

                           (iii) On or before the second Business Date after the
                  date of determination, the Borrower shall prepay the Advances and cash collateralize the Letters of Credit (in the manner provided in the proviso of the penultimate sentence of Section 2.01(b)), as the case may be, ratably in an amount equal to the excess, if any, of (A) the sum of the outstanding principal amount of the Advances and Available Amount of the outstanding Letters of Credit, over (B) the Borrowing Base.

                  SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable quarterly in arrears on the last day of each January, April, July and October during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of three months or more, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of any failure of Borrower or any other Credit Party to pay when due any amount payable under this Agreement or any other Loan Document or any Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on demand and on the dates referred to in clause (a)(i) or (a)(ii) above at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.



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                                       31


                  (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above. Notwithstanding any other term of this Agreement, the Administrative Agent may select Interest Periods having such length as the Administrative Agent in its discretion may elect (which may be one day) upon the occurrence and during the continuance of any failure of Borrower or any other Credit Party to pay when due any amount payable under this Agreement or any other Loan Document or any Event of Default.

                  SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, until the Termination Date, payable in arrears from the date hereof, and thereafter quarterly on the last day of each January, April, July and October within 5 Business Days after receipt of an invoice with supporting documentation from the Administrative Agent, and on the Termination Date, at the rate of 1.5% per annum on the average daily Unused Revolving Commitment of such Lender during such quarter.

                  (b) Letter of Credit Fees. (i) The Borrower shall pay to the Administrative Agent and each Lender a commission, payable quarterly in arrears on the last day of each January, April, July and October within 5 Business Days after receipt of an invoice with supporting documentation from the Administrative Agent, commencing with the first such invoice received for the period and quarterly thereafter and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate equal to the Applicable Margin per annum.

                  (ii) The Borrower shall pay to each Issuing Bank, for its own account, within 5 Business Days after receipt of an invoice with supporting documentation from such Issuing Bank: (A) a commission, payable in arrears quarterly on the last day of each January, April, July and October, commencing January 2004, and on the Termination Date, on the average daily Available Amount of its Letters of Credit during such, from the date hereof until the Termination Date, at the rate of 0.125% per annum and (B) such other commissions, fronting fees, transfer fees and other charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

                  (c) Agents' Fees. The Borrower shall pay to each Agent on the Closing Date, and on the anniversary of the Closing Date for its own account, an annual administrative fee in an amount as may from time to time be agreed between the Borrower and such Agent.



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                  SECTION 2.09. Conversion of Advances. (a) Optional. The
Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their Commitments. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) Mandatory. (i) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of then existing Interest Period therefor, Convert into a Base Rate Advance.

                  (ii) Upon the occurrence and during the continuance of any Default or Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change in any applicable law or regulation or in the interpretation thereof by any governmental authority charged with the interpretation or administration thereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent) pay to the Administrative Agent for the account of such Lender Party additional amounts necessary to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and applicable legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable



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                                       33


judgment of such Lender Party, be otherwise materially disadvantageous to such Lender Party. A certificate setting forth in reasonable detail the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If, following the introduction of or any change in any applicable law or regulation or in the interpretation thereof by any governmental authority charged with the interpretation or administration thereof, the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts necessary to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate setting forth in reasonable detail such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error. No Lender Party shall demand compensation under this Section 2.10(b) if it shall not at the time be the general practice of such Lender Party to demand compensation in similar circumstances under comparable provisions of other credit agreements, if any.

                  (c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the interpretation or administration thereof shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the



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                                       34


Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender.

                  SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

                  (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding



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                                       35


Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (f) If the Administrative Agent receives funds for application to the obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

                  SECTION 2.12. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any Guarantor hereunder or under the Notes or under any other Loan Document shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on or measured by its net income by any Governmental Authority in the jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or in which its principal executive office is located, and, in the case of each Lender Party, taxes that are imposed on or measured by its net income by any Governmental Authority in the jurisdiction in which such Lender Party's Applicable Lending Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If any Credit Party or the Administrative Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or under any other Loan Document to any Lender Party or any Agent, (i) the sum payable by such Credit Party shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after such Credit Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such



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deductions been made, (ii) such Credit Party shall make all such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant taxation authority in accordance with applicable law.

                  (b) In addition, the Credit Parties, jointly and severally, shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or under any other Loan Document or from the execution, delivery, filing, recording, registration or enforcement of, or from performance under, or otherwise with respect to, this Agreement or the Notes or any other Loan Document (hereinafter referred to as "OTHER TAXES").

                  (c) The Credit Parties, jointly and severally, shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any Governmental Authority in any jurisdiction on amounts payable under this Section 2.12, imposed on, asserted against or payable by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto. Each such indemnity shall be paid within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor, describing in reasonable detail the Taxes, Other Taxes or other amounts that are the subject of the demand and the calculation of the amount demanded.

                  (d) If reasonably requested by any Credit Party in writing, and at such Credit Party's expense, an Agent or Lender Party shall contest the imposition or assertion by any taxing authority of any Tax for which such Credit Party would be required by this Section 2.12 to indemnify such Agent or Lender Party, provided that (i) no Event of Default (or event which with the passage of time would become an Event of Default) shall be continuing, (ii) the amount of Tax to be contested exceeds $100,000, (iii) such Credit Party shall have delivered to such Agent or Lender Party a written opinion of independent tax counsel reasonably acceptable to such Agent or Lender Party (both as to the substance of the opinion and as to the counsel selected by such Credit Party) to the effect that there is a substantial basis in law and in fact to contest such Tax, and (iv) such Agent or Lender Party shall control the contest and consider in good faith any comments it receives from such Credit Party.

                  (e) If an Agent or Lender Party determines in its sole discretion that it has received a refund from a taxation authority of any Taxes or Other Taxes as to which it has been indemnified by a Credit Party, or with respect to which a Credit Party has paid Additional Amounts, pursuant to this
Section 2.12, it shall within 30 days from the date of such receipt pay over such refund to such Credit Party (but only to the extent of indemnity payments made, or Additional Amounts paid, by such Credit Party under this Section 2.12 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or Lender Party and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided, however, that such Credit Party, upon the request of such Agent or Lender Party, shall repay the amount paid over to such Credit Party (plus penalties, interest or other charges, if any, imposed by the relevant taxation authority in respect of such repayment) to such Agent or Lender Party in the event such Agent or Lender Party is required to repay such refund to such taxation authority. No Agent or Lender Party shall have any



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obligation under this Section 2.12 to provide copies of or access to any of its tax returns to any Credit Party or any other Person.

                  (f) Within 30 days after the date of any payment of Taxes or Other Taxes by a Credit Party to any Governmental Authority, such Credit Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or, if a receipt is not obtainable from such Governmental Authority, such other evidence of payment as is reasonably satisfactory to the Administrative Agent. In the case of any payment by or on account of any obligation of any Credit Party hereunder or under the Notes or under any other Loan Document from or through an account or branch outside of the United States by a payor that is not a United States person, if such Credit Party determines that no Taxes are payable in respect thereof and if requested by the Administrative Agent, such Credit Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, an opinion of counsel acceptable to the Administrative Agent to the effect that such payment is exempt from Taxes. For purpose of subsections (f) and (g) of this Section 2.12, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (g) Each Lender Party that is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement (or, in the case of any Lender Party other than an Initial Lender Party, on or prior to the date on which the Assignment and Acceptance pursuant to which it becomes a Lender Party becomes effective), and from time to time thereafter as reasonably requested in writing by the Borrower or any other Credit Party (in each case, provided that such Lender Party is entitled under applicable law to do so), provide to each of the Administrative Agent and the Borrower (or, in the case of a request received from any Guarantor, to such Guarantor) two original Internal Revenue Service Forms W-8BEN, W-8ECI or W-8EXP (or applicable successor form), certifying that such Lender Party is entitled to exemption from, or a reduction in rate of, United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate or require a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes for purposes of this Section 2.12 unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement the Lender Party assignor was entitled to payments under subsection (a) of this Section
2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes, subject to the provisions of this subsection (g)) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date.

                  (h) If a Lender Party fails to comply with its obligations under Section 2.12(g), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to United States Taxes because of



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its failure to deliver a form required hereunder, each Credit Party shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  SECTION 2.13. Sharing of Payments. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such obligations owing to such Lender Party at such time to (ii) the aggregate amount of the obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section
2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

                  SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall, and shall cause the Guarantors to, use such proceeds and Letters of Credit) solely to provide for working capital and general corporate purposes of the Borrower and the Guarantors.

                  SECTION 2.15. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party (or by the



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Administrative Agent on behalf of any Lender Party) to the Borrower (with a copy of such notice to the Administrative Agent unless given by the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Note in substantially the form of Exhibit A hereto payable to such Lender Party or registered assignees in a principal amount equal to the Revolving Commitment of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

                  (b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

                  (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be conclusive evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                  SECTION 2.16. Lender Substitution Right. If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, or if any Lender defaults in its obligation to fund Advances hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.07), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.10 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such



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assignment and delegation if, prior thereto, as a result of a waiver by such
Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

                  SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of each Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                  (a) The execution and delivery of all the Loan Documents.

                  (b) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lender Parties (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                           (i) The Notes payable to the order of each of the
                  Lenders.

                           (ii) A security agreement in substantially the form
                  of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "SECURITY AGREEMENT"), duly executed by each Grantor (as defined therein), together with:

                           (A) certificates representing the Pledged Equity
                  accompanied, where applicable, by undated stock powers executed in blank,

                           (B) proper financing statements, in form sufficient
                  for filing under the Uniform Commercial Code or other such filings of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to establish, perfect and protect the priority of the liens and security interests created under the Collateral Documents, covering the Collateral described in the Collateral Documents,

                           (C) completed requests for information, dated on or
                  before the date of the Initial Extension of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name the Borrower as debtor, together with copies of such other financing statements, and

                           (D) evidence and certificates of insurance, broker's
                  opinions, and letters of undertaking required by the terms of the Vessel Mortgages and other Loan Documents.



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                           (iii) Certified copies of the resolutions of the
                  Board of Directors and By-laws of each Credit Party and each Transocean Entity approving the Transaction and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Loan Document to which it is or is to be a party.

                           (iv) A copy of a certificate of the Secretary of
                  State or similar governmental authority of the jurisdiction of incorporation or organization of each initial Credit Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Credit Party, as amended through the date of such certificate, on file in such Secretary's or similar office and, (i) in the case of each Credit Party that is organized under the laws of a jurisdiction located within the United States, (B) that (1) such Credit Party has paid all franchise taxes to the date of such certificate and (2) such Credit Party is duly incorporated or organized and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation or organization, and (ii) in the case of a Credit Party organized under the laws of other jurisdictions comparable information to (B) certified by a competent local official or confirmed by local counsel.

                           (v) A certificate of each Credit Party, signed on
                  behalf of such Credit Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Credit Party since the date of the certificate referred to in Section 3.01(b)(iv), (B) a true and correct copy of the bylaws or other governing documents of such Credit Party as in effect on the date on which the resolutions referred to in Section 3.01(b)(iii) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Credit Party as a corporation organized under the laws of the jurisdiction of its incorporation or organization, and the absence of any plan or proceeding for the dissolution or liquidation of such Credit Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Initial Extension of Credit, in which case as of such specific date, and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default or Event of Default.

                           (vi) A certificate of the Secretary or an Assistant
                  Secretary of each Credit Party certifying the names and true signatures of the officers of such Credit Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.



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                           (vii) A certificate from the Chief Financial Officer
                  of the Borrower, in substantially the form of Exhibit F hereto, respectively, attesting to the Solvency of the Borrower and its Subsidiaries, taken as a whole, before and after giving effect to the Transaction.

                           (viii) A Notice of Borrowing or Notice of Issuance,
                  as applicable, relating to the Initial Extension of Credit.

                           (ix) A favorable opinion of (A) Locke Liddell & Sapp
                  LLP, counsel for the Borrower and Transocean, in substantially the form of Exhibit G-1 hereto, (B) Randall Stafford, General Counsel of the Borrower, in substantially the form of Exhibit G-2 hereto, and (C) such local counsel opinions from each foreign jurisdiction in which a Guarantor is organized as Administrative Agent may reasonable require.

                           (x) A favorable opinion of Seward & Kissel LLP,
                  Liberian counsel to the Credit Parties, in substantially the form of Exhibit H-1 hereto.

                           (xi) A favorable opinion of Holland & Knight LLP,
                  counsel for the Administrative Agent.

                           (xii) Vessel Mortgages, substantially in the form of
                  Exhibit D-2, as the Collateral Agent may determine are necessary, for each Vessel listed on Schedule 4.01(y) hereto, together with evidence that each such Vessel Mortgage has been duly recorded or duly filed for recording in the proper ship's registry under the laws of the Vessel's flag and is in full force and effect.

                           (xiii) Assignments of Insurances (the "Assignment of
                  Insurances"), substantially in the form of Exhibit D-4, for each such Vessel listed on Schedule 4.01(y) hereto.

                           (xiv) Assignments of Earnings (the "Assignment of
                  Earnings"), substantially in the form of Exhibit D-3, for each such Vessel listed on Schedule 4.01(y) hereto.

                           (xv) Copy of the most recent independent appraisal of
                  the value (as determined in accordance with the appraisal procedures set forth in the Vessel Mortgages) of each Vessel listed on Schedule 4.01(y) hereto by R.S. Platou (USA) Inc., or another rig appraisal firm acceptable to the Administrative Agent.

                           (xvi) Evidence of Certificates of Financial
                  Responsibility for such Vessels as required by the Minerals Management Service or the United States Coast Guard, as the case may be.

                           (xvii) a certificate signed by the President or a
                  Vice-President of the Borrower as to the absence of material pending litigation.



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                           (xviii) a certificate signed by the President or a
                  Vice-President of the Borrower that the representations and warranties contained in this Agreement are correct and the representations and warranties in each of the other Loan Documents are correct in all material respects, in each case on and as of such date, before and after giving effect to such Initial Extension of Credit and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Initial Extension of Credit, in which case as of such specific date.

                           (xix) a certificate signed by the President or a
                  Vice-President of the Borrower that (1) no Default and no Material Adverse Effect has occurred and is continuing, or would result from such Initial Extension of Credit from the application of the proceeds therefrom, and (2) upon giving effect to such Initial Extension of Credit and the application of proceeds therefrom,

                  (A) the aggregate principal amount of all outstanding Advances and the Available Amount of issued Letters of Credit shall not exceed the Borrowing Base; and

                  (B)      there shall be no breach of the requirements of
                           Section 5.03(e), (together with calculations, in reasonable detail, demonstrating compliance with (A) and (B)).

                           (xx) a certificate signed by the President or a
                  Vice-President of Transocean as to the absence of a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of Transocean, or its ability to perform its obligations under the Subordination Agreement entered into for the benefit of the Secured Parties hereunder.

                           (xxi) (A) A certificate of the Secretary or Assistant
                  Secretary of each Transocean Entity certifying and attaching, a true and correct copy of the charter of such Transocean Entity, as amended through the date of such certificate, and
                  (B)(1) in the case of each Transocean Entity that is organized under the laws of a jurisdiction located within the United States, a copy of a certificate of the Secretary of State or similar governmental authority of the jurisdiction of incorporation or organization of such Transocean Entity, dated reasonably near the date of the Initial Extension of Credit, certifying that (I) such Transocean Entity has paid all franchise taxes to the date of such certificate and (II) such Transocean Entity is duly incorporated or organized and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation or organization, and (2) in the case of a Transocean Entity organized under the laws of other jurisdictions comparable information to (B)(1) certified by a competent local official or confirmed by local counsel.



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                           (xxii) A certificate of each Transocean Entity,
                  signed on behalf of such Transocean Entity by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Transocean Entity since the date of the certificate referred to in Section 3.01(b)(xxi), (B) a true and correct copy of the bylaws or other governing documents of such Transocean Entity as in effect on the date on which the resolutions referred to in Section 3.01(b)(iii) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Transocean Entity as a corporation organized under the laws of the jurisdiction of its incorporation or organization, and the absence of any plan or proceeding for the dissolution or liquidation of such Transocean Entity, (D) the truth of the representations and warranties contained in the Subordination Agreement as though made on and as of the date of the Initial Extension of Credit, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Initial Extension of Credit, in which case as of such specific date, and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a breach or default under the Subordination Agreement.

                           (xxiii) A certificate of the Secretary or an
                  Assistant Secretary of each Transocean Entity certifying the names and true signatures of the officers of such Transocean Entity authorized to sign the Subordination Agreement and the other documents to be delivered hereunder and thereunder.

                           (xxiv) a certificate signed by the President or a
                  Vice-President of each Transocean Entity that the representations and warranties contained in the Subordination Agreement are correct in all material respects, in each case on and as of such date, before and after giving effect to such Initial Extension of Credit and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Initial Extension of Credit, in which case as of such specific date.

                  (c) such other matters as the Administrative Agent may reasonably request.

                  (d) The Borrower shall have paid all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

                  SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Lender pursuant to
Section 2.03(c)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit, shall be subject to the conditions precedent that on the date of such Borrowing or issuance or renewal the


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                                       45


following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true), and a certificate shall be provided by the Borrower that is signed by the President or a Vice-President of the Borrower to the effect that:

                  (i) the representations and warranties contained in this Agreement are correct and the representations and warranties in each of the other Loan Documents are correct in all material respects, in each case on and as of such date (before and after giving effect to such Borrowing and to the application of the proceeds therefrom, and such issuance or renewal of each Letter of Credit), as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date;

                  (ii) no Default and no Material Adverse Effect has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom; and

                  (iii) Upon giving effect to the proposed Borrowing and the application of process therefrom, and issuance and renewal of each Letter of Credit, specified in the Notice of Borrowing, Notice of Issuance and/or Notice of Renewal, as the case may be,

         (A) the aggregate principal amount of all outstanding Advances and the Available Amount of issued Letters of Credit shall not exceed the Borrowing Base; and

         (B) there shall be no breach of the requirements of Section 5.03(e), (together with calculations, in reasonable detail, demonstrating compliance with (A) and (B)).

                  SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower and the other Credit Parties. Each Credit Party represents and warrants as follows:



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                  (a) Corporate Existence; Compliance with Law. Each Credit
Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and authorized to do business under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified has not had and is not reasonably likely to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith has not had and is not reasonably likely to have a Material Adverse Effect.

                  (b) Corporate Power; Authorization; Enforceable Obligations. Each Credit Party has or will have all necessary power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is or will be a party, and to consummate the transactions contemplated thereby. The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, and each other Credit Party has taken (or will have taken prior to the execution thereof) all necessary corporate actions to authorize the execution, delivery and performance of each Loan Document to which it is or will be a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder, the issuance of the Letters of Credit or the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents. This Agreement has been, and each Note, Letter of Credit Agreement and other Loan Document will be, duly executed and delivered on behalf of each Credit Party which is a party thereto. This Agreement, and each Note, each Letter of Credit Agreement and other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of each Credit Party which is a party thereto, enforceable against them in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (c) Financial Condition; Ownership. The Consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 2001 and December 31, 2002 and the related Consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by Ernst & Young, copies of which have heretofore been furnished to each Lender Party, present fairly the Consolidated financial condition of the Borrower and its Subsidiaries as of such dates, and the Consolidated results of their operations and their Consolidated cash flows for the fiscal years then ended. The unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2003 and the related unaudited Consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender Party, present fairly the Consolidated financial condition of the Borrower and its Subsidiaries as of such date, and the Consolidated results of their operations and their Consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements,



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including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods. No Material Adverse Change has occurred.

                  (d) Filings. Except as contemplated by the Loan Documents and except for filings required to be made by the Borrower with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Credit Party of any Loan Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents or (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the required priority).

                  (e) Solvency. As of the Closing Date each Credit Party is Solvent, and on the date of each Borrowing and each issuance or renewal of a Letter of Credit each Credit Party will be Solvent.

                  (f) No Change. Since December 31, 2002 there has been no development or event nor has there been any prospective development or event, which has had or is reasonably likely to have a Material Adverse Effect.

                  (g) No Legal Bar. The execution, delivery and performance by the Credit Parties of this Agreement, the Letter of Credit Agreements, and the Notes and the other Loan Documents, the borrowings hereunder, the use of the proceeds thereof and the issuance of the Letters of Credit will not violate any Requirement of Law applicable to any Credit Party or any Contractual Obligation of any Credit Party and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  (h) No Material Litigation. No litigation, proceeding, or, to the best of the Borrower's knowledge, investigation (in each case including, without limitation, any Environmental Action), of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Letter of Credit Agreements or the Notes or any other Loan Document or any of the transactions contemplated hereby, or (b) which has had or is reasonably likely to have a Material Adverse Effect.

                  (i) No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which has had or is reasonably likely to have a Material Adverse Effect.

                  (j) Ownership of Property; Liens. The Borrower and its Subsidiaries have good title to the material properties and other assets reflected in the Consolidated balance sheet and related notes as of December 31, 2002 referred to in subsection 4.01(c) and to all material properties and assets acquired by them thereafter (other than, in each case, those assets subject to Financing Leases) except those which are no longer used or useful in the conduct of their business



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and except properties which singularly or in the aggregate are not material to the Borrower and its Consolidated Subsidiaries viewed as a whole, and none of such property is subject to any Lien except as permitted by Section 5.02(b).

                  (k) No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries adversely affects the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole to an extent that has had or is reasonably likely to have a Material Adverse Effect.

                  (l) [Reserved]

                  (m) Federal Margin Regulations. No part of the proceeds of any Advances or drawings under any Letter of Credit will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, and no Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock."

                  (n) Employee Benefit Plans. (i) Set forth in Schedule 4.01(n) hereto is a complete and accurate list of all Plans and Multiemployer Plans that apply to any employees of the Borrower, any other Credit Party or any of their respective ERISA Affiliates.

                           (ii) Except as specified in Schedule 4.01(n), each
                  Credit Party and its ERISA Affiliates is in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code with respect to each Plan and each Multiemployer Plan.

                           (iii) Except as specified in Schedule 4.01(n), no
                  ERISA Event has occurred or is reasonably expected to occur that has resulted in (or could reasonably be expected to result in) a material liability of the Borrower or any other Credit Party or any of their respective ERISA Affiliates.

                           (iv) Except as specified in Schedule 4.01(n), no Plan
                  or Multiemployer Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower, any other Credit Party or any of their respective ERISA Affiliates.

                           (v) The present value of the aggregate accrued
                  benefit liabilities under each Plan which is subject to
                  Section 412 of the Internal Revenue Code or Section 302 of ERISA (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Plan) did not exceed the aggregate current value of the assets of such Plan.

                           (vi) As of the most recent valuation date for each
                  Multiemployer Plan for which the actuarial report is available, the potential liability of the Credit



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                                       49


                  Parties and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with the potential liability of the Credit Parties and their respective ERISA Affiliates for a complete withdrawal from all other Multiemployer Plans, based in information available pursuant to Section 4221(c)(5) of ERISA, is zero.

                           (vii) Each Credit Party and each of its ERISA
                  Affiliates has complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and is not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

                           (viii) Schedule B (Actuarial Information) to the most
                  recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Administrative Agent, was complete and accurate and fairly presented the funding status of such Plan as of the date thereof, and, except as specified in Schedule 4.01(n), since the date of such Schedule B there has been no material adverse change in such funding status.

                           (ix) With respect to each plan, fund, program or
                  other arrangement which (A) is governed by the law of any Governmental Authority outside the fifty states of the United States, (B) is intended to provide to employees any retirement income, severance pay, or health, disability, death, unemployment or other benefits, (C) is or was maintained or contributed to (or is or was required to be maintained or contributed to) by any Credit Party or any of its ERISA Affiliates (a "FOREIGN PLAN"):

                                    (a) Except as specified in Schedule 4.01(n),
                           each Credit Party and its ERISA Affiliates is in compliance all the terms and provisions of, and all laws applicable to, each Foreign Plan and ERISA and all contributions required to be paid to or with respect to each Foreign Plan have been duly paid.

                                    (b) The fair market value of the assets of
                           each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, and the book reserve established by the Borrower or any other Credit Party for each Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable laws and generally accepted accounting principles, except for deficiencies that would not, individually or in the aggregate, result in a material liability.

                  (o) Investment Company Act. Neither any Credit Party nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", as such



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                                       50



terms are defined in the Investment Company Act of 1940, as amended. Neither any Credit Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Credit Parties, nor the consummation of the other transactions contemplated by the Loan Documents, will constitute a violation by any Credit Party of any applicable provision of any such act or any rule, regulation or order of the Securities and Exchange Commission thereunder or any other Requirement of Law.

                  (p) Subsidiaries. Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Subsidiaries of each Credit Party as of the Effective Date showing as of the Effective Date (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Credit Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. Except as specified on Schedule 4.01(p), all of the outstanding Equity Interests in each Credit Party's Subsidiaries organized under the laws of any state of the United States have been validly issued, are fully paid and non-assessable and are owned by such Credit Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents and Permitted Liens.

                  (q) Environmental Matters. Each of the representations and warranties set forth in paragraphs (i) through (iii) below is true and correct to the extent that the facts and circumstances giving rise to any such failure to be so true and correct have not had, and are not reasonably likely to have, a Material Adverse Effect.

                  (i) The operations and properties of the Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that is reasonably likely to have a Material Adverse Effect.

                  (ii) None of the properties currently or formerly owned or operated by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("NPL") or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency ("CERCLIS") or any analogous foreign, state or local list or, to the best knowledge of the Borrower, is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated,


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         stored or disposed of on any property currently owned or operated by the Borrower or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by the Borrower or any of its Subsidiaries; except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no friable asbestos or asbestos-containing material on any property currently owned or operated by the Borrower or any of its Subsidiaries; and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries or, to the best of its knowledge, any adjoining property.

                  (iii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither any Credit Party, the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at or transported to or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries have been disposed of in a manner not reasonably expected to have a Material Adverse Effect.

                  (r) Taxes. (i) Each Credit Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all Federal and state and material local and foreign tax returns required to be filed (after giving effect to any applicable extension in the time for filing) with respect to such Credit Party and each of its Subsidiaries, except for tax returns the non-filing of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All Taxes with respect to such Credit Party and each of its Subsidiaries shown to be due on such tax returns or in any notice or assessment, demand for payment or other communication issued by any taxing authority, together with applicable interest and penalties, have been paid.

                  (ii) Set forth on Schedule 4.01(r)(ii) hereto is a complete and accurate list, as of the Effective Date, of each taxable year of each Credit Party and each of its Subsidiaries for which U.S. Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

                  (iii) The Internal Revenue Service has not made or proposed to make any adjustments in the income, gain, loss, deduction or credit of, or otherwise with respect to or affecting the income tax liability of, any Credit Party or any of its Subsidiaries or Affiliates with respect to any Open Year which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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                  (iv) No United States state or local taxing authority, and no taxing authority in any jurisdiction outside the fifty states of the United States, has made or proposed to make any adjustments in the any Tax liability of, any Credit Party or any of its Subsidiaries or Affiliates which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (v) The charges, accruals and reserves in respect of taxes on the books of the Borrower and its Consolidated Subsidiaries are adequate (determined in accordance with GAAP).

                  (vi) As of the Effective Date, (A) the Borrower knows of no proposed material Tax assessment against the Borrower or any other Credit Party or any of their respective present or former Affiliates, and (B) no extension of time for the assessment of any Tax against the Borrower or any of its present or former Affiliates is in effect or has been requested.

                  (vii) No Credit Party is a party to any tax sharing or similar agreement other than the Tax Sharing Agreement.

                  (viii) Schedule 4.01(r)(viii) hereto sets forth a listing of all tax returns currently required to be filed which have not been files as of the date hereof and a listing of all currently outstanding assessments by taxing authorities which remain unpaid as of the date hereof.

                  (s) Debt. Set forth on Schedule 4.01(s) hereto is a complete and accurate list, as of the date therein specified, of each (i) operating lease to which the Borrower and any of its Subsidiaries is a party, showing the parties thereto, the term thereof (including renewal terms), and the amounts of rent payable thereunder and rent schedules throughout the remaining term (including any prepaid rent and any renewal terms), and (ii) item of Surviving Debt that, in each case, consists of Debt in excess of $1,000,000 in principal amount and is described in clauses (a), (c), (f) and (h) of the definition of "Debt" contained of Section 1.01, showing as of the Effective Date the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

                  (t) Liens. Set forth on Schedule 4.01(t) hereto is a complete and accurate list, as of the dates therein specified, of all Liens (other than Permitted Liens) relating to Debt listed on Schedule 4.01(s) on the property or assets that consist of Collateral of any Credit Party, showing as of the Effective Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Credit Party or such Subsidiary subject thereto.

                  (u) Real Property Owned. Set forth on Schedule 4.01(u) hereto is a complete and accurate list, as of the Effective Date, of each item of real property located in the United States owned by any Credit Party or any of its Subsidiaries having an individual market value in excess of $10,000,000, showing as of the Effective Date the street address, county or other relevant jurisdiction, state, record owner and book value thereof.

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                  (v) Real Property Leased. Set forth on Schedule 4.01(v) hereto is a complete and accurate list, as of the Effective Date, of each lease of real property located in the United States under which any Credit Party or any of its Subsidiaries is the lessee and where the leasehold interest has an individual market value in excess of $10,000,000, showing as of the Effective Date the street address, county or other relevant jurisdiction, state, lessor, lessee, and current annual rental cost thereof.

                  (w) Investments. Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all material Investments (in each case, having a value, as of the Effective Date, of not less than $10,000,000) held by any Credit Party as of (i) December 31, 2002, in the case of Investments in unconsolidated Subsidiaries, showing as of such date the amount, obligor or issuer and maturity, if any, thereof, and (ii) the date hereof, in the case of all other Investments (excluding any Investments in any Subsidiaries of the Credit Parties), showing as of the Effective Date the amount, obligor or issuer and maturity, if any, thereof.

                  (x) Material Contracts. Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all Material Contracts of each Credit Party and its Subsidiaries as of the Effective Date, showing as of the Effective Date the parties, subject matter and (where determinable) term thereof (except, in each case, where such information is classified or otherwise restricted by contract or by law, regulation or governmental guidelines). Each such Material Contract has been duly authorized, executed and delivered by all Credit Parties or Subsidiaries party thereto, and, to the knowledge of such Credit Parties or Subsidiaries, is in full force and effect as of the Effective Date.

                  (y) Vessels. Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all vessels, which for the avoidance of doubt shall include all rigs and barges, owned by each Credit Party as of the Effective Date and covered or to be covered by a Vessel Mortgage on the date of the Initial Extension of Credit; each such vessel is registered in the name of the Credit Party as shipowner, and under the laws and flag of the jurisdiction, indicated, with such vessel located and deployed as therein indicated (or as the Borrower shall hereafter notify the Administrative Agent in writing promptly).

                  (z) The Collateral Documents. Each of the Collateral Documents creates in favor of the Agent for the benefit of the Lenders a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Credit Parties in the Collateral described therein, subject to no other Liens other than Permitted Liens. Each Vessel Mortgage, executed and delivered, creates in favor of the Mortgagee for the benefit of the Lenders a legal, valid, and enforceable first preferred mortgage lien over the Vessel and when duly recorded in accordance with the laws of the Vessel's flag, will constitute a "preferred mortgage" within the meaning of
Section 31301(6)(B) of Title 46 of the United States Code, entitled to the benefits accorded a preferred mortgage on a foreign vessel, in the case of Vessels not registered under the laws and flag of the United States, and in the case of Vessel registered under the laws and flag of the United States, constitutes a "preferred mortgage" within the meaning of Section 31301(6)(B) of Title 46 of the United States Code, entitled to the benefits accorded a preferred mortgage on a registered under the laws and flag of the United States. No filings or recordings are required in order to perfect the security interests created under any Collateral Document except for filings or recordings which shall have been made (x) on or prior

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                                       54


to the Initial Extension of Credit, in the case of filings and recordings in respect of the Vessels acquired on or prior to the Initial Extension of Credit, or (y) on or prior to the 10th day after of Initial Extension of Credit in the case of all other Collateral.

                  (aa) Citizenship. At the time of the Initial Extension of Credit, and thereafter, each Credit Party which owns or operates, or will own or operate, one of more Vessels is, or will be, qualified to own and operate such Vessel under the laws of the United States, Republic of Panama, Republic of Liberia, Vanuatu or The United States of Mexico, as may be applicable, or such other jurisdiction in which any such Vessel is permitted, or will be permitted, to be registered or operated in accordance with the terms of the respective Vessel Mortgages.

                  (bb) Vessel Classification. At the time of the Initial Extension of Credit, and thereafter, each Mortgaged Vessel shall comply with the provisions of the applicable Vessel Mortgage regarding classification.

                  (cc)No Untrue Statements. No information, exhibit or report furnished by or on behalf of any Credit Party in writing to any Agent or any Lender Party in connection with the Loan Documents or pursuant to the terms of the Loan Documents (when taken together with all other information furnished by or on behalf of the Credit Parties) contains, or shall contain, as of the date of such information (or, if not dated, as of the date furnished) any untrue statement of a material fact or omits to state any material fact necessary to make the statements made therein, in light of the circumstances under which made, not misleading; provided, however, that, with respect to any such information, exhibit or report consisting of statements, estimates and projections regarding the future performance of the Borrower or any of its Subsidiaries ("PROJECTIONS"), no representation or warranty is made other than that such Projections have been, or shall be, as the case may be, prepared upon due inquiry in good faith utilizing due and careful consideration and the best information available to the Credit Parties at the time prepared.

                                   ARTICLE V

                        COVENANTS OF THE CREDIT PARTIES

                  SECTION 5.01. Affirmative Covenants. So long as any Advance or any other obligation of any Credit Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Credit Parties will:

                  (a) Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 (or any similar foreign statute)), except where the failure to so comply would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Financial Statements. Furnish to the Administrative Agent:

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                           (i) as soon as available, but in any event within 90
                  days after the end of each fiscal year of the Borrower, a copy of the audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such year and the related audited Consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a qualification or exception arising out of the scope of the audit (and without any going concern or other qualification), by Ernst & Young or other independent certified public accountants of nationally recognized standing; and

                           (ii) as soon as available, but in any event not later
                  than 45 days after the end of each of the quarterly periods of each fiscal year of the Borrower, the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related unaudited Consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

         all such financial statements to present fairly in accordance with GAAP, applied consistently throughout the periods reflected therein and with prior periods (except as any such inconsistency may be approved by such accountants or a Responsible Officer, as the case may be, and disclosed therein and subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments), the Consolidated financial condition of the Borrower and its Subsidiaries as of the dates of such statements, and the Consolidated results of their operations and their Consolidated cash flows for the periods then ended.

                  (c) Certificates; Other Information. Furnish to the Administrative Agent:

                           (i) concurrently with the delivery of the financial
                  statements referred to in subsections 5.01(b)(i) and 5.01(b)(ii), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, such certificate to include calculations in reasonable detail demonstrating such observance, performance and satisfaction (including, without limitation, all adjustments to any information provided in such financial statements necessary to calculate compliance with the financial covenants set forth in
                  Section 5.03);

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                           (ii) not later than 120 days after the beginning of
                  each fiscal year of the Borrower a reasonably detailed five
                  (5) year business model;

                           (iii) within five days after the same are sent,
                  copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                           (iv) promptly upon the occurrence of the same, the
                  Borrower will notify the Administrative Agent of (A) receipt by the Borrower or any of its Subsidiaries or Affiliates of any amount singly or in the aggregate greater than $10,000,000, that Borrower or any of its Subsidiaries or Affiliates receives on account of any obligations of Delta Towing Holdings, LLC ("DELTA TOWING") owing to the Borrower (the "DELTA TOWING DEBT") or the Borrower's equity interest in Delta Towing, in each case as effect and described in the Borrower's Amendment No. 6 to Form S-1 Registration Statement Under the Securities Act of 1933, filed with the Securities and Exchange Commission on December 12, 2003, (B) any amendment, supplement, restatement, waiver, cancellation, forgiveness or material change in the Tier 1 Note comprising a portion of the Delta Towing Debt, (C) any transfer, change, option, exchange or other modification of the Borrower's equity interest in Delta Towing, (D) any demand made on Delta Towing or any other Person on account of the Tier 1 Note comprising a portion of the Delta Towing Debt, (E) the exercise of remedies or commencement of proceedings of any kind against Delta Towing or any of its properties or assets in relation to any of the Delta Towing Debt; and (F) Delta Towing shall make a general assignment for the benefit of creditors; or the institution by or against Delta Towing of any proceeding seeking to adjudicate Delta Towing a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of Delta Towing or the debts of Delta Towing under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for Delta Towing or for any substantial part of the property of Delta Towing; or the taking of any corporate action by Delta Towing, the Borrower or its Subsidiaries to authorize any of the actions set forth in is clause (F);

                           (v) notice, at least seven (7) Business Days in
                  advance of making any indemnity payment pursuant to the Separation Agreements that singly or in the aggregate exceeds the sum of $10,000,000, specifying the amount of such indemnity payment to be made and the aggregate amount of all such payments theretofore made and (B) a certificate by the President or a Vice-President of the Borrower as to whether a Default or Event of Default has occurred and is continuing, or would result upon giving effect to the making of such payment; and

                           (vi) promptly, such additional financial and other
                  information as any Lender may from time to time reasonably request.

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                  (d) Payment of Obligations. Pay, discharge or otherwise
         satisfy, and cause each of its Subsidiaries to pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (ii) the failure to pay, discharge or otherwise satisfy the same has not had and is not reasonably likely to have a Material Adverse Effect.

                  (e) Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries taken as a whole; preserve, maintain, renew and keep in full force and effect, and cause each of its Subsidiaries to preserve, maintain, renew and keep in full force and effect, its corporate existence, legal structure and legal name and take all reasonable action to maintain all rights (charter and statutory), permits, licenses, approvals, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 5.02(d) or except where the failure to do so has not had and is not reasonably likely to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law (except to the extent that the failure to do so is not reasonably likely to have a Material Adverse Effect). Nothing in this subsection 5.02(e) shall restrict the Borrower from effectuating the Charter Amendments as a part of the IPO Transactions.

                  (f) Maintenance of Property; Insurance. Keep all property necessary in the business of the Borrower and its Subsidiaries taken as a whole in good working order and condition; ordinary wear and tear excepted; maintain in effect all licenses, permits, trade names, trademarks, patents and other intellectual property necessary in the business of the Borrower and its Subsidiaries taken as a whole; maintain insurance on all Vessels as required by the Vessel Mortgages and on all its other property in at least such amounts and against at least such risks (including public liability, product liability and business interruption insurance) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations or, through self-insurance, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Credit Party or such Subsidiary operates.

                  (g) Inspection of Property; Books and Records; Discussions. Keep, and cause each of its Subsidiaries to keep, proper books of records and account in which full, true and correct entries in conformity with GAAP and in all material respects in conformity with all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender and any Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the


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         business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  (h) Notices. Promptly give notice to the Administrative Agent of:

                           (i) the occurrence of any Default or Event of Default;

                           (ii) in any event within 10 Business Days after the Borrower or any other Credit Party or any of their respective ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or any relevant ERISA Affiliate has taken and proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                           (iii) in any event within 3 Business Days after the date any records, documents or other information is required to be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents or other information;

                           (iv) in any event within 3 Business Days after receipt thereof by the Borrower or any other Credit Party or any of their respective ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                           (v) in any event within 30 days after the receipt thereof by the the Borrower or any other Credit Party or any of their respective ERISA Affiliates, a copy of the annual actuarial report for each Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% or the unfunded current liability of which exceeds $1,000,000;

                           (vi) in any event within 10 Business Days after receipt thereof by the the Borrower or any other Credit Party or any of their respective ERISA Affiliates from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by the Borrower or any other Credit Party or any of their respective ERISA Affiliates in connection with any event described in clause (A) or (B);

                           (vii) promptly after any Responsible Officer has knowledge of the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

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                           (viii) any development or event (including, without
         limitation, any litigation, proceeding or, if known to the Borrower, investigation affecting the Borrower or any of its Subsidiaries or any default in any Contractual Obligations of the Borrower or any of its Subsidiaries), known to any Responsible Officer, which has had or is reasonably likely to have a Material Adverse Effect.

         Each notice pursuant to this subsection 5.01(h) shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  (i) Environmental Laws. (i) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits except to the extent failure to do so has not had and is not reasonably likely to have a Material Adverse Effect; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties except to the extent failure to do so has not had and is not reasonably likely to have a Material Adverse Effect; and conduct and cause each of its Subsidiaries to conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws except to the extent failure to do so has not had and is not reasonably likely to have a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (ii) Preparation of Environmental Reports. If an Event of Default shall have occurred and be continuing, at the request of the Administrative Agent or the Required Lenders, provide to the Lenders within 120 days after such request, at the expense of the Borrower, an environmental site assessment report for the properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent or the Required Lenders, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent or the Required Lenders determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent or the Required Lenders, as the case may be, may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and hereby grants to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto its properties to undertake such an assessment.

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                  (j) Further Assurances. Promptly upon the request of the
         Administrative Agent, or any of the Lenders through the Administrative Agent, at any time and from time to time:

                           (i) correct, and cause each other Credit Party to
                  correct, any defect or error that may be discovered in any of the Loan Documents or in the execution, acknowledgment, filing or recordation thereof; and

                           (ii) do, execute, acknowledge, deliver, record,
                  rerecord, file, refile, register and reregister, and cause each other Credit Party promptly to do, execute, acknowledge, deliver, record, rerecord, file, refile, register and reregister, any and all further acts, conveyances, pledge agreements, Vessel Mortgages, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent, or any of the Lenders through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of this Agreement, the Notes or any of the other Loan Documents, (B) subject any of the property, assets, rights or interests of any of the Credit Parties included or intended to be included in the Collateral to the Liens created or now or hereafter intended to be created under any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents or any of the Liens created or intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively to the Administrative Agent and the other Secured Parties the rights granted or now or hereafter intended to be granted to the Administrative Agent and the other Secured Parties under any of the Loan Documents, or under any of the other instruments executed in connection with any such Loan Document.

                  (k) Additional Guarantors. The Borrower shall notify the Administrative Agent promptly in the event that there shall exist any Subsidiaries of the Borrower not party to this Agreement on the date hereof which owns a Vessel, and the Borrower shall cause each such Subsidiary, promptly upon its coming into existence and becoming the owner of a Vessel, to execute and deliver to the Administrative Agent, a Security Agreement as Grantor therein named, and a supplement to this Agreement, in form and substance satisfactory to the Administrative Agent, whereby such Subsidiary accedes to this Agreement as a Guarantor. Upon the execution and delivery by any Person of such supplement, in form and substance satisfactory to the Administrative Agent (each, a "CREDIT AGREEMENT GUARANTOR'S SUPPLEMENT"), (i) such Person shall be referred to, and shall become and be, a Guarantor hereunder, and each reference in this Agreement and any other Loan Document to a "Guarantor" shall also mean and be a reference to such additional Guarantor, and (ii) each reference herein to "this Agreement", "hereunder", "hereof" or words of like import referring to this Agreement, and each reference in any other Loan Document to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Credit Agreement Guarantor's Supplement. Together with each Credit Agreement Guarantor's Supplement, the Borrower shall cause


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         to be delivered to the Administrative Agent, a legal opinion of counsel to the Borrower and such additional Guarantor, in form, substance and scope, and by such counsel, reasonably satisfactory to the Administrative Agent, together with such additional items as the Administrative Agent may reasonably require, as are referred to in
         Section 3.01(b).

                   (l) Additional Vessels. Borrower may, but shall not be obligated to, cause any vessel, which for the avoidance of doubt shall include any rig or barge, not listed in Schedule 4.01(y), and which is owned by Borrower or any of its Subsidiaries, to become subject to a Vessel Mortgage and to become Collateral hereunder, subject to delivery to the Administrative Agent of the following items:

                           (i) a Vessel Mortgage for such newly acquired vessel, together with evidence that each such Vessel Mortgage has been duly filed and is in full force and effect as of the date of addition of such vessel.

                           (ii)     an Assignment of Insurance for such vessel.

                           (iii)    an Assignment of Earnings for such vessel.

                           (iv) Appraisal of the value of such vessel as determined in accordance with the appraisal procedures set forth in the applicable Vessel Mortgage.

                           (v) Certificate of each Credit Party, signed on behalf of such Credit Party by a duly authorized officer of such Credit Party, stating that:

                                    (A)     the representations and warranties
                                            contained in each Loan Document are
                                            correct on and as of the date of
                                            addition of such vessel, before and
                                            after giving effect to addition of
                                            such vessel; and

                                    (B)     no event has occurred and is
                                            continuing, or would result from the
                                            addition of such vessel, that
                                            constitutes a Default.

                           (vi) Favorable opinion of counsel for the Credit Parties as to such other matters as the Administrative Agent may reasonably request.

                           (vii) a Credit Agreement Guarantor's Supplement and a Security Agreement duly executed by each Person who, prior to such execution, was not a Guarantor or not a Grantor under the Security Agreement, and who has any ownership interest in such vessel.

                           (viii) Acknowledgement copies or stamped receipt of credit under the Uniform Commercial Code and similar filings of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the applicable Assignments of Insurance, Assignment of Earnings and other applicable Collateral

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                                    Documents relating to such vessel, and such
                                    other items as the Administrative Agent may reasonably require, as are referred to in
                                    Section 3.01(b).

                  (m) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which such Credit Party or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

                  (n) Payment of Taxes. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all material lawful claims against it that, if unpaid, might by law become a Lien upon its property; provided, however, that neither such Credit Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes presently enforceable against its other creditors.

                  (o) Appraisals. On or before the Closing Date, and thereafter on July 2, 2004, and each January 2 and July 2 until the Termination Date, the Borrower shall provide to the Administrative Agent a written opinion of OLV by R.S. Platou (USA) Inc. or another independent appraiser selected by the Administrative Agent in consultation with the Lenders and, provided no Default or Event of Default has occurred and is continuing, approved by Borrower (such approval not to be unreasonably withheld). Upon request of the Administrative Agent, the Borrower shall provide one additional desk-top appraisal at any time during the Borrower's fiscal year. Notwithstanding the foregoing, the Administrative Agent may obtain such appraisals to determine OLV from time to time as it may deem necessary or desirable. The Borrower will bear the cost of obtaining all such reports, including the cost of any requested inspection; provided, however, that so long as no Event of Default has occurred which is continuing, the Borrower shall be obligated to bear the cost of only one full report and one desk-top appraisal and any inspection related thereto per calendar year.

                  (p) Material Contracts. The Borrower shall notify the Administrative Agent promptly upon entering into any Material Contract and will disclose and submit a copy of such Material Contract to the Administrative Agent.

                  SECTION 5.02. Negative Covenants. So long as any Advance or any other obligation of any Credit Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, no Credit


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                                       63


Party or any Subsidiary of the Borrower will, at any time, without the prior written consent of the Required Lenders:

                  (a) Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except:

                           (i) Debt for Borrowed Money in respect of the
                  Advances, the Notes and the other Loan Documents, the Letters of Credit and other obligations of the Credit Parties under this Agreement and the other Loan Documents;

                           (ii) (A) Debt for the Borrowed Money of the Borrower
                  to any Credit Party and of any Credit Party to the Borrower or any other Credit Party, and (B) Debt for Borrowed Money of the Borrower or any other Credit Party to any Person (other than Borrower or a direct or indirect Subsidiary of Borrower which is not a Credit Party) in an aggregate principal amount at any time outstanding not exceeding $10,000,000 and (C) Debt for Borrowed Money of Borrower and any Subsidiary of the Borrower or any other Credit Party to any direct or indirect Subsidiary of Borrower which is not a Credit Party in an aggregate principal amount at any time outstanding not exceeding $10,000,000;

                           (iii) Debt for Borrowed Money consisting of
                  reimbursement obligations in respect of letters of credit (other than the Letters of Credit) issued for the account of the Borrower or any Subsidiary in an aggregate amount not exceeding for the Borrower and its Subsidiaries $10,000,000 in aggregate principal amount at any time outstanding;

                           (iv) Debt for Borrowed Money and Contingent
                  Obligations outstanding on the Effective Date and listed on
                  Schedule 5.02(c)(vi) hereto; and

                           (v) all Debt for Borrowed Money which is subordinated
                  to the obligations of the Credit Parties under this Agreement on terms acceptable to the Administrative Agent (provided that, so long as no Default or Event of Default has occurred and is continuing, any such subordination terms shall permit any of the Transocean Group to receive payments on any applicable subordinated Debt to the extent that such payment is made solely out of funds contributed by any of the Transocean Group to a Credit Party, as equity or as additional subordinated debt, for the purpose of making such payment), provided, however, that none of the IPO Transactions shall constitute a default under any of the provisions of this Section 5.02(a).

                  (b) Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                           (i) Liens for taxes, assessments or other charges
                  which (x) are not at the time delinquent or are thereafter payable without penalty, or (y) are being contested

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                  in good faith by appropriate proceedings, provided with
                  respect to taxes, assessments or other charges referred to in clause (x) and clause (y), that adequate reserves with respect thereto are maintained on the books of the Borrower and its Subsidiaries to the extent required in conformity with GAAP;

                           (ii) Liens in existence on the Effective Date listed
                  on Schedule 4.01(t) hereto, provided that no such Lien is spread to cover any additional property or to secure any additional Debt after the Effective Date except in accordance with provisions of the documents and instruments relating to the Debt or other obligations secured by such Liens which (x) are in effect as of the Effective Date and (y) are described on Schedule 4.01(t).

                           (iii) Liens on vessels arising in the event the use
                  or title of such vessel is taken or requisitioned by any governmental authority;

                           (iv) Liens securing judgments of less than
                  $10,000,000 in the aggregate as to the Borrower and its Subsidiaries taken as a whole at any time, provided that no such Lien shall have been in existence more than thirty (30) days after the entry of the judgment, or execution thereof shall have been stayed or the payment thereof shall be covered in full by insurance on which the insurer has neither reserved the right to dispute, nor disputed, coverage;

                           (v) Liens in favor of the Agents or the Lenders to
                  secure any or all of the Borrower's obligations created under the Loan Documents;

                           (vi) Other Liens arising in the ordinary course of
                  the business of the Borrower and its Subsidiaries viewed as a whole which (x) do not secure Debt and (y) either (A) are being contested in good faith and with respect to which reserves are being maintained on the books of the Borrower and its Consolidated Subsidiaries in conformity with GAAP or (B) in the aggregate do not have, and are not reasonably likely to have, a Material Adverse Effect and will not reasonably likely materially impair the value of the Consolidated assets of the Borrower and its Consolidated Subsidiaries;

                           (vii) Liens (including Liens under Capitalized Leases
                  and Finance Leases) of less than $10,000,000 in the aggregate on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided, that (i) such Liens secure Indebtedness permitted by of Section 5.02(a),
                  (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, and (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and

                           (viii) Liens arising out of the refinancing,
                  extension, renewal or refunding of any Debt permitted under subsection 5.02(a) and secured by any Lien permitted by this subsection 5.02(b); provided that (x) no such Lien is spread to cover any

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                  property other than the property securing such Debt at the time of such refinancing, extension, renewal or refunding and
                  (y) the principal amount of such Debt is not increased to exceed the amount of the Debt on the Effective Date.

                  (c) Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation except:

                           (i) the Contingent Obligations of the Guarantors
                  under this Agreement;

                           (ii) the Letters of Credit and other letters of
                  credit in respect of which reimbursement obligations would be permitted by subsection 5.02(a)(iv);

                           (iii) Contingent Obligations included in Debt
                  permitted pursuant to subsection 5.02(a);

                           (iv) Contingent Obligations of the Borrower or its
                  Consolidated Subsidiaries in respect of primary obligations of the Borrower or its Subsidiaries otherwise permitted under this Agreement, provided that Contingent Obligations in respect of primary obligations of Subsidiaries that are not Guarantors shall not in the aggregate exceed $10,000,000;

                           (v) Contingent Obligations related to performance
                  bonds in an aggregate amount not to exceed $50,000,000 at any one time outstanding; and

                           (vi) Contingent Obligations outstanding on the
                  Effective Date and listed on Schedule 5.02(c)(vi) and renewals and extensions of such existing Contingent Obligations which do not increase the amount of the primary obligations guaranteed thereby, provided, however, that none of the IPO Transactions shall constitute a default under any or the provisions of this Section 5.02(c).

                  (d) Limitations on Fundamental Changes. (i) Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets, except that:

                           (A) any Subsidiary of the Borrower may be merged or
                  consolidated with or into the Borrower or a Guarantor (provided that the Borrower or a Guarantor shall be the continuing or surviving corporation);

                           (B) any Subsidiary may sell, lease, transfer or
                  otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary of the Borrower which is a Guarantor; and


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                           (C) any Subsidiary which is not a Credit Party may
                  liquidate, wind up or dissolve;

         provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (ii) Materially change or depart from the business or operating activities presently conducted by the Borrower and its Subsidiaries taken as a whole,

         provided, however, that none of the IPO Transactions shall constitute a default under any or the provisions of this Section 5.02(d).

                  (e) Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, to any Person other than the Borrower or a Guarantor ("ASSET DISPOSITIONS"), except:

                           (i) Asset Dispositions in the ordinary course of
                  business;

                           (ii) Asset Dispositions permitted by paragraph (B) of
                  subsection 5.02(d) or subsection 5.02(i);

                           (iii) Asset Dispositions (other than with respect to
                  Vessels in accordance with the provisions of (iv) below) in any fiscal year for cash and consideration other than cash having an aggregate value (as determined in good faith by the Borrower) not in excess of $10,000,000 net of (a) all legal fees, finder's fees and other similar fees and commissions paid in connection with such Asset Dispositions, (b) taxes payable in connection with or as a result of such Asset Dispositions and (c) other out-of-pocket costs incurred in connection with such Asset Dispositions; provided, however, in the case of each of clauses (a) and (c) above such amounts may be deducted only to the extent that such amounts so deducted are, at the time of such Asset Disposition, paid to a Person that is not an Affiliate of such Person (or, if paid to such an Affiliate, to the extent the terms of such payment are no more favorable to such Affiliate than such terms would be in an arm's-length transaction) and are properly attributable to such transaction or to the asset that is the subject thereof;

                           (iv) Asset Dispositions with respect to any Vessel
                  (each a "VESSEL DISPOSITION") made in accordance with and subject to the following provisions: (A) The Credit Parties shall furnish to the Administrative Agent on or prior to the date of any Vessel Disposition, a certificate of each Credit Party, signed on behalf of such Credit Party by a duly authorized officer of such Credit Party:

                           (1) stating that the representations and warranties contained in each Loan Document are correct on and as of the date of such Vessel Disposition, before and after giving effect to such Vessel Disposition and to the application of the proceeds therefrom;

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                           (2) stating that no event has occurred and is
                           continuing, or would result from such Vessel
                           Disposition or from the application of the proceeds therefrom, that would constitute or result in a Default or Material Adverse Effect;

                           (3) stating that after giving effect to such Vessel Disposition, the Borrower will be in compliance with
                           Section 5.03 and no prepayment of Advances or cash collateralization shall be required under Section 2.06(c);

                           (4) stating that upon giving effect to such Vessel Disposition, the Borrower will be in compliance with the requirements of Section 5.02(e) and no prepayment or cash collateralization shall be required in accordance with the requirements of Section 2.06(c); and

                           (5) (x) certifying the agreed sale price for such Vessel pursuant to such Vessel Disposition and (y) certifying that such Vessel Disposition was conducted on an arms-length basis, and

                  (B) if in any three (3) month period from and including the date of such prospective Vessel Disposition (x) the OLV or sale price of Vessels sold or to be sold, singly or in the aggregate, equals or exceeds $17,500,000, and (y) such Vessels are sold or are to be sold on average for less than their current OLV by 20.0%, then an OLV appraisal dated not earlier than 20 Business Days prior to the proposed Vessel Disposition date shall be furnished to the Administrative Agent as soon as available but in any event no later than 10 Business Days prior to any Vessel Disposition; and

                           (v) sales of Inventory in the ordinary course of its
                  business,

         provided, however, that none of the IPO Transactions shall constitute a default under any or the provisions of this Section 5.02(e).

                  (f) Limitation on Dividends and Other Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary.

                  (g) Limitation on Investments. Make any Investments, except:

                           (i) Investments in the form of extensions of trade
                  credit in the ordinary course of business;

                           (ii) Investments in Cash Equivalents;

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                                       68


                           (iii) Investments by the Borrower in its Subsidiaries
                  and by any Subsidiary in the Borrower or in any other Subsidiary; provided that the aggregate amount of Investments by the Borrower or any Subsidiary of the Borrower in Subsidiaries of the Borrower which are not Guarantors from and after the date hereof shall not exceed at any time the sum of $5,000,000;

                           (iv) Investments in foreign currencies or otherwise
                  in time deposits or other securities of foreign Governmental Authorities or other foreign Persons, if required by the action of a foreign Governmental Authority or to fund working capital requirements for the operations of the Borrower or any Subsidiary in a foreign country;

                           (v) Loans and advances to Delta Towing Holdings, LLC
                  in an aggregate principal amount not to exceed $4,000,000 at any time outstanding; and

                           (vi) Investments to the extent not otherwise
                  prohibited by any other provision of Section 5.02 in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $2,500,000.

                  (h) Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or director or officer of any Affiliate unless (i) such transaction is otherwise permitted under this Agreement, (ii) such transaction is in the ordinary course of the Borrower's or such Subsidiary's business or
         (iii) either (x) such transaction is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate or director or officer of an Affiliate or (y) such transaction taken together with all other such transactions described in this clause (iii) would not be reasonably likely to have a material adverse effect on the business, operations, condition (financial or otherwise), properties or prospects of the Borrower and the Guarantors taken as a whole, provided, however, that none of the IPO Transactions shall constitute a default under any or the provisions of this Section 5.02(h).

                  (i) Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary except for (i) any such arrangement permitted by subsection 5.02(a)(v) and (ii) any such arrangement not constituting a Financing Lease, provided, aggregate amounts expended or to be expended by Borrower and its Subsidiaries under any such arrangement described in (ii) shall not exceed $10,000,000 in any fiscal year.

                  (j) Negative Pledge Agreements. Enter into or suffer to exist in favor of any Person other than the Agents, the Lenders and each Issuing Bank any agreement prohibiting the Borrower or any Subsidiary from entering into or suffering to exist any

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
                                       69


         agreement that prohibits or conditions the creation or assumption of any Lien upon any of its property or assets except those in favor of such Person (any such agreement, a "Negative Pledge Agreement") unless prior to entering into or the existence of such Negative Pledge Agreement the Agents, the Lenders and each Issuing Bank are granted in writing substantially similar rights. The foregoing shall not apply to
         (i) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (ii) customary restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (iii) customary provisions in leases and other contracts restricting the assignment thereof.

                  (k) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

                  (l) Changes in Accounting Conventions. Make, or permit any of its Subsidiaries to make, any changes in its fiscal year, or its method of accounting (except to the extent required under GAAP); provided, however, that none of the IPO Transactions shall constitute a default under any or the provisions of this Section 5.02(l).

                  (m) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents in any manner that would be reasonably expected to have a Material Adverse Effect; provided, however, that none of the IPO Transactions shall constitute a default under any or the provisions of this Section 5.02(m).

                  (n) Prepayments of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt in an aggregate principal amount greater than $5,000,000 except the prepayment of the Advances in accordance with the terms of this Agreement and except for prepayment of amounts owing to any of the Transocean Group in accordance with the Subordination Agreement; provided, however, that none of the IPO Transactions shall constitute a default under any or the provisions of this Section 5.02(n).

                  (o) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its wholly-owned Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, such Credit Party or any wholly-owned Subsidiary of such Credit Party (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except the Loan Documents.

                  (p) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than in the

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                                       70


         case of any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

                  (q) Operating Lease Obligations. Incur or suffer to exist any obligation for the payment of scheduled amounts under an operating lease, singly or in the aggregate, in excess of the sum of $10,000,000.

                  SECTION 5.03. Financial Covenants. So long as any Advance or any other obligation of the Borrower under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will on a consolidated basis, at all times:

                  (a) Current Assets Ratio. Maintain a ratio of current assets plus unused availability under the Revolving Credit Facility to current liabilities of at least 1.2:1. For purposes of the foregoing calculation, liabilities owing to Transocean (but excluding liabilities under the Transocean Tax Sharing Agreement) which are subordinated to the obligations of the Credit Parties in accordance with the terms of the Subordination Agreement shall be excluded in determining the said ratio.

                  (b) Debt Capitalization. Maintain a ratio of Total Debt to Total Capitalization of 20%. For purposes of the foregoing calculation, liabilities owing to Transocean (but excluding liabilities under the Transocean Tax Sharing Agreement) which are subordinated to the obligations of the Credit Parties in accordance with the terms of the Subordination Agreement shall be excluded as debt but included as equity in determining the Total Debt to Total Capitalization ratio.

                  (c) Tangible Net Worth. Maintain at all times a minimum Tangible Net Worth plus liabilities owing to Transocean (but excluding liabilities under the Transocean Tax Sharing Agreement) which are subordinated to the obligations of the Credit Parties in accordance with the terms of the Subordination Agreement of $425,000,000, plus, to the extent positive, 50% of net income from and after January 1, 2004.

                  (d) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of not less than 2:1 in the event working capital (on a consolidated basis) plus "Cash Availability" (as herein defined) under the Revolving Credit Facility is less than $25,000,000. For purposes of the preceding sentence, "CASH AVAILABILITY" means at any time the maximum amount available to be borrowed under the Revolving Credit Facility (assuming compliance at such time with all conditions to borrowing) less the aggregate amount at such time required to be applied to payment or prepayment of outstanding principal of Advances or cash collateralization of Letters of Credit pursuant to Section 2.01(b) or Section 2.06(c). For purposes of the foregoing calculation, liabilities owing to Transocean (but excluding liabilities under the Transocean Tax Sharing Agreement) which are subordinated to the obligations of the Credit Parties in accordance with the terms of the Subordination Agreement shall be excluded in determining working capital.


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                                       71


                  (e) OLV Ratio. Maintain a ratio of OLV to the aggregate outstanding principal amount of Advances and Available Amount of issued Letters of Credit of not less than 3:1.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or the Borrower shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

                  (b) any representation or warranty made by the Borrower or any other Credit Party or Transocean (or any of its officers) in or pursuant to any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) the Borrower or any other Credit Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.06, 2.14, 5.01(b), (c), (d), (e), (g), (h), (k) or (o), 5.02, 5.03 or
         Article VIII; or

                  (d) the Borrower or any other Credit Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 20 days after the earlier of the date on which (i) a Responsible Officer has knowledge of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent, the Collateral Agent or any Lender Party; or

                  (e) the Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt (other than of the Borrower or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $2,500,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem,


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                                       72


         purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $5,000,000 (over and above applicable insurance coverage, so long as such coverage is not being contested by the applicable insurer) shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that would be reasonably expected to have a Material Adverse Effect, and there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) any provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against Transocean or any Credit Party that is a party to such Loan Document, and such defect shall not be cured within 10 Business Days following such Credit Party's receipt of notice thereof, or any Credit Party shall so state in writing; or

                  (j) any Collateral Document or financing statement after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority (other than prior Liens permitted under the Loan Documents) lien on and security interest in the Collateral purported to be covered thereby; or

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                  (k) there shall occur one or more ERISA Events which,
         individually or in the aggregate, result in (or could reasonably be expected to result in) liability to one or more of the Credit Parties in an aggregate amount exceeding $2,500,000; or

                  (l) an "Event of Default" (as defined in any Vessel Mortgage) shall have occurred and be continuing; or

                  (m) the Required Lenders shall determine that a Material Adverse Change has occurred; or

                  (n) a Change of Control shall occur; or

                  (o) the Borrower or any Transocean Entity shall fail to perform or observe any term, covenant or agreement contained in the Subordination Agreement,

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (B) by notice to each Issuing Bank, direct such Issuing Bank to deliver a Default Termination Notice to the beneficiary of each Letter of Credit issued by it, and each Issuing Bank shall deliver such Default Termination Notices; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the bankruptcy code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and
(y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the applicable L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in either or both of the L/C Cash Collateral Accounts are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of

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                                       74


Credit, the Borrower will forthwith upon demand by the Administrative Agent or the Collateral Agent pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the applicable L/C Cash Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in either or both of the L/C Cash Collateral Accounts, such funds shall be applied to reimburse the relevant Issuing Bank or Lenders, as applicable, to the extent permitted by applicable law.

                                  ARTICLE VII

                                   THE AGENTS

                  SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender and an Issuing Bank (if applicable)) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Lender Party agrees that the Person acting as Administrative Agent shall be Trustee under the Master Vessel Trust Agreement entered into between the Administrative Agent and the Trustee in respect of the Vessels subject to Vessel Mortgages. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Agents' Reliance. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance

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or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. Citibank and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Credit Party, any of its Subsidiaries and any Person that may do business with or own securities of any Credit Party or any such Subsidiary, all as if Citibank were not an Agent and without any duty to account therefor to the Lender Parties.

                  SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01(c) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Credit Parties under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Credit Parties. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05

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applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

                  (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Credit Parties) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Credit Parties under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Credit Parties.

                  (c) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, and (iii) their respective Unused Revolving Commitments at such time. The failure of any Lender Party to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  SECTION 7.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent; provided that, so long as no Default or Event of Default has occurred and is continuing, the Borrower's approval of such successor Agent shall be required (such approval not to be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus


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of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Vessel Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 7.07. Lead Arranger; Book Runner. Each of the Lead Arranger and the Book Runner shall have no duties, responsibilities, rights (except for fees payable to them in such capacity) or liabilities as the Lead Arranger or the Book Runner, as the case may be, under this Agreement or any of the other Loan Documents and (other than as, and to the extent, a Lender Party) shall not be liable or answerable for anything whatsoever in connection with any of the Loan Documents or other instrument or agreement required hereunder or thereunder, including responsibility in respect of the execution, delivery, construction or enforcement of any of the Loan Documents or any such other instrument or agreement, or for any action taken or not taken by any Person with respect thereto. Each of the Lead Arranger and the Book Runner has and shall have no duty or responsibility whatsoever on the date hereof or at any time hereafter, to provide any Lender Party with any credit or other information. Nothing herein shall (nor shall it be construed so as to) constitute any Lead Arranger or Book Runner a trustee for any Credit Party or its Subsidiaries or impose on it any duties or obligations whatsoever under this Agreement, the other Loan Documents, or otherwise.

                                  ARTICLE VIII

                                    GUARANTY

                  SECTION 8.01. Guaranty. (a) Each Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise pursuant to the terms of this Agreement, of all obligations of the Borrower and each other Credit Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, expenses or otherwise (such obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, reasonable counsel fees

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and expenses) incurred by the Agents or the Lender Parties in enforcing any rights under this Guaranty or any other Loan Documents.

                  (b) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Agent or any Lender Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to any Agent or any Lender Parties (up to the amount of the payment so required to be made) under or in respect of the Loan Documents.

                  (c) Each Guarantor, and by its acceptance of this Agreement, the Agents and each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of
Section 548 of Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agents, the other Lender Parties and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

                  SECTION 8.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the Collateral Agent or the Lenders with respect thereto. The obligations of the Borrower under the Loan Documents are independent of the Guaranteed Obligations or any other obligations of any other Credit Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Credit Party or whether the Borrower or any other Credit Party is joined in any such action or actions. To the maximum extent permitted by applicable law, the liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or here after acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan
Document;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Credit Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Credit Party or any of its Subsidiaries or otherwise;

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                  (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any other Credit Party under the Loan Documents or any other assets of any Credit Party, or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate or other legal structure or existence of any Credit Party or any of its Subsidiaries;

                  (f) any failure of any Agent or any Lender Party to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Credit Party now or hereafter known to any Agent or any Lender Party (each Guarantor waiving any duty on the part of any Agent or any Lender Party to disclose such information);

                  (g) the failure of any other Person to execute or deliver this Agreement, any supplement hereto or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

                  (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Agent or any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any other guarantor or surety.

This obligation of each Guarantor herein contained and this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender Party upon the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such payment had not been made.

                  SECTION 8.03. Waiver and Acknowledgment. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Agent or any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Credit Party or any other Person or any Collateral.

                  (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Agent or any Lender Party that in any manner impairs, reduces, releases or otherwise adversely


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affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Credit Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of such Guarantor hereunder.

                  (d) Each Guarantor acknowledges that the Agents may, except as otherwise required by the Uniform Commercial Code as in effect from time to time in the State of New York or other applicable law, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Agents and the other Lender Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

                  (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Agent or any Lender Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party or any of its Subsidiaries now or hereafter known by any Agent or any Lender Party.

                  (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section
8.02 and this Section 8.03 are knowingly made in contemplation of such benefits.

                  SECTION 8.04. Continuing Guaranty; Assignments. Each Guarantor's obligations under this Agreement are a continuing guaranty and shall
(a) remain in full force and effect until the latest of (i) the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination or cash collateralization (as provided herein) of all Letters of Credit, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender Parties, the Agents and their successors and permitted assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations hereunder (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case to the extent permitted by Section
9.07. The Guarantors shall not have the right to assign rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent.

                  SECTION 8.05. Waiver of Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now or hereafter acquire against the Borrower, any other Credit Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender Party against the Borrower, any Credit Party or any

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other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any Credit Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time, such amount shall be received and held in trust for the benefit of the Agents and the Lender Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to the Administrative Agent or any Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash,
(iii) the Termination Date shall have occurred and (iv) all Letters of Credit shall have expired or been terminated or cash collateralized as provided herein, the Administrative Agent and the Lender Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor pursuant to this Agreement.

                  SECTION 8.06. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such Guarantor by each other Credit Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 8.06:

                  (a) Prohibited Payments. Except during the continuance of an Event of Default, each Guarantor may receive regularly scheduled payments from any other Credit Party on account of Debt owed to it by such Credit Party and permitted under Section 5.02(a). After the occurrence and during the continuance of any Event of Default, however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of Debt owed to it by any other Credit Party.

                  (b) Prior Payment of Guaranteed Obligations. In any proceeding under bankruptcy law, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any bankruptcy law, whether or not constituting an allowed claim in such proceeding ("POST PETITION INTEREST")) before such Guarantor receives payment of any Debt owed to it by any other Credit Party.

                  (c) Turn-Over. After the occurrence and during the continuance of any Event of Default, each Guarantor shall, if the Administrative Agent so requests, use commercially reasonable efforts to collect, enforce and receive payments on account of Debt owed to it by any other Credit Party as trustee for the Lender Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations, together with any necessary

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endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

                  (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default, the Administrative Agent is authorized and empowered, in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all post petition interest), and (ii) to require each Guarantor (A) to use commercially reasonable efforts to collect and enforce, and to submit claims in respect of, Debt owed to it by any other Credit Party and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations.

                  SECTION 8.07. Representations and Warranties. Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

                  (a) There are no conditions precedent to the effectiveness of this Agreement against the Guarantors that have not been satisfied or waived.

                  (b) Such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Credit Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Credit Party.

                  SECTION 8.08. Covenants. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding and not separately cash collateralized or any Lender Party shall have any Commitment, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

                  SECTION 8.09. Indemnification. (a) Without limitation on any other obligations of any Guarantor or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, a "GUARANTOR INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Guarantor Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Credit Party enforceable against such Credit Party in accordance with their terms, except to the extent such


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claim, damage, loss, liability or expense results primarily from such Guarantor
Indemnified Party's gross negligence or willful misconduct.

                  (b) Each Guarantor hereby also agrees that none of the Guarantor Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Guarantor Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facility, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

                  (c) Without prejudice to the survival of any of the other agreements of any Guarantor under this Agreement or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 8.01(a) (with respect to enforcement expenses), the last sentence of Section
8.02 and this Section 8.09 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (i) waive any of the conditions specified in Section
3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) amend Section
2.13 or this Section 9.01, (iv) increase the Commitments of the Lenders, (v) reduce the principal of, or interest on, the Notes or any fees payable hereunder, (vi) postpone any date scheduled for any payment of principal of, or interest on, the Notes pursuant to Section 2.04, 2.06 or 2.07 or any date fixed for payment of fees or other amounts payable hereunder, (vii) release any material portion of the Collateral (except as permitted under Section 5.02(e)) or permit the creation, incurrence, assumption or existence of any Lien on any material portion of the Collateral (except as permitted under Section 5.02(b)) in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents or
(viii) limit the liability of any Credit Parties under any of the Loan Documents; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of each Issuing

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Bank, as the case may be, under this Agreement; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

                  SECTION 9.02. Notices. (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to any Credit Party, at the address specified for such Credit Party on the signature pages hereto; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to either the Collateral Agent or the Administrative Agent, at its address at 2 Penns Way, Suite 200, New Castle, Delaware 19720 (telecopier number: (302) 894-6120), Attention: TODCO Account Officer, with a copy to Citibank, N.A., Global Shipping & Logistics, New York, 388 Greenwich St., 23rd Fl., New York, NY 10013, ATTN: Robert H. Malleck, Director, Facsimile: (212) 816-5429, Email: robert.malleck@citigroup.com, and a copy to: Holland & Knight LLP, 195 Broadway, New York, NY 10007, Attention: Jovi Tenev, Facsimile: (212) 385-9010, Email: jtenev@hklaw.com; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telegraph, telecopy, telex or e-mail or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.02 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.02. Delivery by telecopier or e-mail (to the extent permitted hereunder) of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

                  (b) Notwithstanding anything to the contrary in Section 9.02(a) above, each of the Borrower and the other Credit Parties hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing, issuance or renewal or a Letter of Credit, or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor or drawing under a Letter of Credit, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing, issuance or renewal or a Letter of Credit, or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as "COMMUNICATIONS"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, each of the Borrower and the other Credit Parties agrees to continue to provide the Communications to the Administrative Agent in

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the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

                  (c) Each of the Borrower and the other Credit Parties further agrees that the Administrative Agent may make the Communications available to the Lender Parties by posting the Communications on Intralinks or a substantially similar electronic transmission systems. (the "PLATFORM"). THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY SECURED PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender Party agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender Party for purposes of the Loan Documents. Each Lender Party agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender Party's e-mail address to which the foregoing notice may be sent by electronic transmission and
(ii) that the foregoing notice may be sent to such e-mail address.

                  (e) Nothing herein shall prejudice the right of the Administrative Agent or any Lender Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

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                  SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Credit Party or with other creditors of any Credit Party or any of its Subsidiaries arising out of any Default or during the continuance of any Event of Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

                  (b) The Credit Parties agree to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, arising out of or in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Credit Party or any of its Subsidiaries or any Environmental Action relating in any way to any Credit Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense results primarily from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. Each Credit Party also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use

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
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of the proceeds of the Advances or the Letters of Credit, the Loan Documents or
any of the transactions contemplated by the Loan Documents.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 9.07(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                  (d) If any Credit Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Credit Party by the Administrative Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Credit Party hereunder or under any other Loan Document, the agreements and obligations of such Credit Party contained in Sections 2.10, 2.12, 8.09 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                  SECTION 9.05. Right of Set-off. Each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of any Credit Party against any and all of the obligations of such Credit Party now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the applicable Credit Party after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to, and not in limitation of, other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

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
                                       88


                  SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors named in Schedule II hereto, each Agent, and when the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it, and thereafter this Agreement shall be binding upon and inure to the benefit of the Credit Parties, each Agent and each Lender Party and their respective successors and assigns, except that no Credit Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                  SECTION 9.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any or all Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof (or, in each case, such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower) under each Facility for which a Commitment is being assigned, (iii) each such assignment shall be to an Eligible Assignee,
(iv) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed,
(v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 and (vi) each such Eligible Assignee shall comply with the requirements of Section 2.12 (g), if applicable.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12, 8.07 and 8.10 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows:
(i) other than as provided in such Assignment and

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Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01(c) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent (acting both in its capacity as Administrative Agent and also as agent for the Borrower for the purpose of maintaining the Register pursuant to this Section 9.07(d)) shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes an amended and restated Note (which shall be marked "Amended and Restated") to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, an amended and restated Note to the order of such

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
                                       90


assigning Lender in an amount equal to the Commitment retained by it hereunder. Such amended and restated Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto, as the case may be.

                  (f) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that
(i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (iv) so long as no Default or Event of Default has occurred and is continuing, any such assignment of obligations (other than to another Issuing Bank) shall be subject to the prior written approval of the Borrower, which approval shall not be unreasonably withheld.

                  (g) Each Lender Party may sell participations to one or more Persons (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower and the other Credit Parties, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

                  (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower and the other Credit Parties furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

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
                                       91


                  (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  (j) Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may, without the consent of the Borrower or the Administrative Agent, create a security interest in all or any portion of the Advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07(j), (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

                  (k) Notwithstanding anything to the contrary contained herein, any Lender Party (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.10 (or any other increased costs protection provision) and (iii) the Granting Bank shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent and with the payment to the Administrative Agent of a processing fee of $500, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

                        TODCO - Omnibus Credit Agreement

                  SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

                  SECTION 9.09. No Liability of Each Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against Issuing Bank, and Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  SECTION 9.10. Confidentiality. (a) The Credit Parties, the Lender Parties and the Administrative Agent hereby agree that each of the Credit Parties, the Lender Parities and the Administrative Agent (and each of their respective, and their respective Affiliates', employees, officers, directors, agents and advisors) is, and has been from the commencement of discussions with respect to the Facilities established by this Agreement, permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects (as such terms are used in Internal Revenue Code Sections 6011, 6111 and 6112 and the regulations promulgated thereunder) of the Facilities, and all materials of any kind (including opinions or other tax analyses) that are or have been provided to the Credit Parties, such Lender Party or the Administrative Agent related to such structure and tax aspects. In this regard, each of the Credit Parties, the Lender Parties and the Administrative Agent acknowledges and agrees that its disclosure of the structure or tax aspects of the Facilities is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Credit Parties, the Lender Parties and the Administrative Agent acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Facilities is limited in any other manner (such as where the Facilities are claimed to be proprietary or exclusive) for the benefit of any other Person. To the extent that disclosure of the structure or tax aspects of the Facilities by the Credit Parties, the Administrative Agent or the Lender Parties

                        TODCO - Omnibus Credit Agreement
is limited by any existing agreement between the Credit Parties and the Administrative Agent or the Lender Parties, such limitation is agreed to be void ab initio and such agreement is hereby amended to permit disclosure of the structure and tax aspects of the Facilities as provided in this subsection (a). Notwithstanding anything in this subsection (a) to the contrary, each of the Credit Parties, the Lender Parties and the Administrative Agent may (i) retain its privilege to maintain the confidentiality of a communication relating to the Facilities, including a confidential communication with its legal counsel and
(ii) subject disclosure of the structure or tax aspects of the Facilities to restrictions reasonably necessary to comply with Federal or state securities laws.

                  (b) Subject to subsection (a) of this Section 9.10, neither any Agent nor any Lender Party may disclose to any Person any confidential, proprietary or non-public information of the Credit Parties furnished to the Agents or the Lender Parties by any Credit Party (such information being referred to collectively herein as the "CREDIT PARTY INFORMATION"), except that each of the Agents and each of the Lender Parties may disclose Credit Party Information (i) to its and its Affiliates' employees, officers, directors, agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Credit Party Information and instructed to keep such Credit Party Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any bank regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to the execution and delivery of a binding agreement containing provisions substantially the same as those of this Section 9.10, to any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement, (vii) to the extent such Credit Party Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 9.10 by any Agent or any Lender Party, or (B) is or becomes available to the Administrative Agent or such Lender Party on a nonconfidential basis from a source other than the Credit Parties and (viii) with the consent of the Credit Parties.

                  (c) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document or in any letter of intent, commitment letter or other agreement to which any Lender Party and any Credit Party are parties or by which they are bound, any obligations of confidentiality contained herein or therein, as they relate to the transactions contemplated in this Agreement and the other Loan Documents (the "Transactions"), shall not apply to the United States federal income tax treatment or the United States federal income tax structure of the Transactions, and each party hereto (and any employee, representative or other agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the United States federal income tax treatment of the Transactions and any fact relevant to understanding the United States federal income tax treatment or tax structure of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such United States federal income tax treatment or tax structure. This waiver is effective from the commencement of discussions between any Lead Arranger and the Borrower or any present or former Affiliate of the Borrower with respect to the Transactions.

                        TODCO - Omnibus Credit Agreement

                  SECTION 9.11. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Collateral Grantor in accordance with the terms of the Loan Documents, the Collateral Agent will, at such Collateral Grantor's expense, execute and deliver to the Borrower such documents as such Collateral Grantor may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

                  SECTION 9.12. Jurisdiction. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. The Borrower and the Guarantors hereby irrevocably appoint Capitol Services (the "Process Agent"), with an office on the date hereof at 40 Colvin Ave, Suite 200, Albany, New York 12206, United States, as their agent to receive on behalf of themselves and their property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrower and the Guarantors in care of the Process Agent (or any successor thereto, as the case may be) at such Process Agent's above address (or the address of any successor thereto, as the case may be), and the Borrower and the Guarantors hereby irrevocably authorize and direct the Process Agent (and any successor thereto) to accept such service on their behalf. The Borrower and the Guarantors shall appoint a successor agent for service of process should the agency of Capitol Services terminate for any reason, and further shall at all times maintain an agent for service of process in New York so long as there shall be outstanding any obligations of any Credit Party under any of the Loan Documents or any letter of credit issued under the Credit Agreement shall be outstanding. The Borrower and the Guarantors shall give notice to the Administrative Agent of any appointment of successor agents for service of process, and shall obtain from each successor agent a letter of acceptance of appointment and promptly deliver the same to the Administrative Agent. As an alternative method of service, the Borrower and the Guarantors also irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to them at their address specified in
Section 9.02 hereof. Each of the parties hereto agrees that a final and non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent


                        TODCO - Omnibus Credit Agreement
permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9.13. Governing Law. (a) This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws rules (other than Section 5-1401 of the New York General Obligations Law).

                  SECTION 9.14. Waiver of Jury Trial. Each of the Borrower, the other Credit Parties, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.


                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                        TODCO - Omnibus Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


THE BORROWER                                          THE GUARANTORS

TODCO as Borrower                                     Cliffs Drilling Company,
                                                           as Guarantor

By                                                    By
  ---------------------------------------------         --------------------------------------------
  Name: T. Scott O'Keefe                                Name: T. Scott O'Keefe
  Title: Senior Vice-President and                      Title: President
  Chief Financial Officer                               Address: 2000 West Sam Houston Pkwy. South,
  Address: 2000 West Sam Houston Pkwy. South,           Suite 800, Houston, Texas 77042-3615
  Suite 800, Houston, Texas 77042-3615                  Email:sokeefe@theoffshoredrillingcompany.com
  Email:sokeefe@theoffshoredrillingcompany.com


                                                      TODCO Management Services, Inc. LLC,
                                                           as Guarantor

                                                      By
                                                        --------------------------------------------
                                                        Name: T. Scott O'Keefe
                                                        Title: President
                                                        Address: 2000 West Sam Houston Pkwy. South,
                                                        Suite 800, Houston, Texas 77042-3615
                                                        Email: sokeefe@theoffshoredrillingcompany.com


                                                      The Offshore Drilling Company,
                                                           as Guarantor

                                                      By
                                                        --------------------------------------------
                                                        Name: T. Scott O'Keefe
                                                        Title: President
                                                        Address: 2000 West Sam Houston Pkwy. South,
                                                        Suite 800, Houston, Texas 77042-3615
                                                        Email: sokeefe@theoffshoredrillingcompany.com


                                                      TODCO Mexico, Inc.,
                                                           as Guarantor

                                                      By
                                                        --------------------------------------------
                                                        Name: T. Scott O'Keefe
                                                        Title: President
                                                        Address: 2000 West Sam Houston Pkwy. South,
                                                        Suite 800, Houston, Texas 77042-3615
                                                        Email: sokeefe@theoffshoredrillingcompany.com


                        TODCO - Omnibus Credit Agreement

                                              CITIBANK N.A.,
                                                as Administrative Agent,
                                                Collateral Agent, and in its
                                                individual capacity


                                              By
                                                --------------------------------
                                                Name:
                                                Title:

                        TODCO - Omnibus Credit Agreement

                                              LENDER PARTIES

                                              CITIBANK N.A., as Issuing Bank

                                              By
                                                --------------------------------
                                                Name:
                                                Title:



                        TODCO - Omnibus Credit Agreement

                                           Natexis Banques Populaires, as Lender

                                           By
                                             -----------------------------------
                                             Name: Tim Polvado
                                             Title: Vice-President and Manager


                                           Natexis Banques Populaires, as Lender


                                           By
                                             -----------------------------------
                                             Name: Renaud d'Herbes
                                             Title: Senior Vice-President and
                                             Regional Manager


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
                                      100


                                             Nordea Bank Norge ASA, Grand
                                             Cayman Branch, as Lender

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:


                        TODCO - Omnibus Credit Agreement

                                              Southwest Bank of Texas, N.A.,
                                              as Lender


                                              By
                                                --------------------------------
                                                Name:
                                                Title:



                        TODCO - Omnibus Credit Agreement

                                              UBS Loan Finance LLC, as Lender


                                              By
                                                --------------------------------
                                                Name:
                                                Title:


                        TODCO - Omnibus Credit Agreement

                                              Morgan Stanley Senior Funding,
                                                Inc., as  Lender


                                              By
                                                --------------------------------
                                                Name:
                                                Title:


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
                                      104


                                              CITIGROUP GLOBAL MARKETS, INC.,
                                                 as Lead Arranger and Sole
                                                 Book Runner


                                              By
                                                --------------------------------
                                                Name:
                                                Title:

                        TODCO - Omnibus Credit Agreement

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

                                                                                            Letter of Credit
Lender                                                     Revolving Commitment                Commitment
----------------------------------------                   --------------------             ----------------
Citibank, N.A.                                             $22,500,000.00                   $75,000,000.00
Domestic and Eurodollar Lending Office:
2 Penns Way
Suite 200
New Castle, DE 19720

Natexis Banques Populaires                                 $15,000,000.00
Domestic  and Eurodollar Lending Office:
Southwest Representative Office
333 Clay Street, Suite 4340
Houston, TX 77002

Nordea Bank Norge ASA, Grand Cayman Branch                 $10,000,000.00
Domestic  and Eurodollar Lending Office:
437 Madison Avenue, 27th Floor
New York, New York 10022

Southwest Bank of Texas, N.A.                              $10,000,000.00
Domestic  and Eurodollar Lending Office:
5 Post Oak Park
4400 Post Oak Parkway
Houston, Texas 77027

UBS Loan Finance LLC                                       $10,000,000.00
Domestic  and Eurodollar Lending Office:
677 Washington Blvd.
Stamford, CT 10901

Morgan Stanley Senior Funding, Inc.                        $7,500,000.00
Domestic  and Eurodollar Lending Office:
1585 Broadway
New York, New York 10036
                                                           --------------                   --------------
Total:                                                     $75,000,000.00                   $75,000,000.00



                        TODCO - Omnibus Credit Agreement

                                   SCHEDULE II

                                   GUARANTORS


     Cliffs Drilling Company, a Delaware corporation
     The Offshore Drilling Company, a Delaware corporation
     TODCO Management Services, Inc. LLC, a Delaware limited liability company TODCO Mexico, Inc., a Delaware corporation


                        TODCO - Omnibus Credit Agreement